UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

FIRST CITIZENS BANC CORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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PRELIMINARY COPY

FIRST CITIZENS BANC CORP.

100 East Water Street, P. O. Box 5016

Sandusky, Ohio 44870

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 21, 2015

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of First Citizens Banc Corp. (the “Corporation”) will be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839, on Tuesday, April 21, 2015, at 10:00 a.m., E.D.T., for the following purposes:

1.	To elect eight (8) Directors to serve one-year terms expiring in 2016.

2.	To approve the proposed fees for non-employee Directors for 2015.

3.	To consider and vote upon a non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers as disclosed in the accompanying proxy statement.

4.	To approve and adopt an amendment to the Corporation’s Articles of Incorporation to eliminate preemptive rights.

5.	To approve and adopt an amendment to the Corporation’s Articles of Incorporation to eliminate cumulative voting in the election of Directors.

6.	To approve and adopt amendments to the Corporation’s Articles of Incorporation to make certain clarifying and technical changes.

7.	To approve and adopt a new Amended and Restated Code of Regulations of the Corporation which includes amendments to the existing Amended and Restated Code of Regulations to (a) eliminate the requirement for shareholder approval of Director compensation and (b) provide that the Corporation’s obligation to indemnify employees shall be permissive, but not mandatory, except in cases where indemnification is required under Chapter 1701 of the Ohio Revised Code.

8.	To ratify the appointment of S. R. Snodgrass, P.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2015.

9.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

Only those holders of record of common shares of the Corporation at the close of business on February 20, 2015, will be entitled to notice of and to vote at the Annual Meeting.

Included with this Notice are the Corporation’s Proxy Statement for the Annual Meeting, a form of proxy card and the Corporation’s 2014 Annual Report to Shareholders. The proxy solicitation materials for the Annual Meeting are being sent by mail to shareholders on or about March 13, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 21, 2015: The Corporation’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card to be sent to shareholders by the Corporation and the Corporation’s 2014 Annual Report to Shareholders are available at www.proxydocs.com/fcza.

You are cordially invited to attend the Annual Meeting. Your vote is very important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented. Please sign, date and return your proxy card as soon as possible. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, if your common shares are registered directly with the Corporation’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you may vote electronically via the Internet or by using the toll-free telephone number given on the form of proxy. If you are a holder of record, you also may cast your vote in person at the Annual Meeting.

To obtain directions to attend the Annual Meeting and vote in person, please call Amy Grant at 419-627-4667.

By Order of the Board of Directors

James E. McGookey, Secretary
First Citizens Banc Corp.

March 13, 2015

FIRST CITIZENS BANC CORP.

100 East Water Street, P. O. Box 5016

Sandusky, Ohio 44870

(419) 625-4121

www.fcza.com

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 2015

INTRODUCTION

We are sending this Proxy Statement and the enclosed proxy card to you as a shareholder of First Citizens Banc Corp. (the “Corporation”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2015, at 10:00 a.m., E.D.T., at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839. The Corporation’s Board of Directors is soliciting proxies for use at the Annual Meeting, or any adjournment thereof. The proxy solicitation materials for the Annual Meeting are being sent by mail to shareholders on or about March 13, 2015.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

1.	To elect eight (8) Directors to serve one-year terms expiring in 2016.

2.	To approve the proposed fees for non-employee Directors for 2015.

3.	To consider and vote upon a non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers as disclosed in the accompanying proxy statement.

4.	To approve and adopt an amendment to the Corporation’s Articles of Incorporation to eliminate preemptive rights.

5.	To approve and adopt an amendment to the Corporation’s Articles of Incorporation to eliminate cumulative voting in the election of Directors.

6.	To approve and adopt amendments to the Corporation’s Articles of Incorporation to make certain clarifying and technical changes.

7.	To approve and adopt a new Amended and Restated Code of Regulations of the Corporation which includes amendments to the existing Amended and Restated Code of Regulations to (a) eliminate the requirement for shareholder approval of Director compensation and (b) provide that the Corporation’s obligation to indemnify employees shall be permissive, but not mandatory, except in cases where indemnification is required under Chapter 1701 of the Ohio Revised Code.

8.	To ratify the appointment of S. R. Snodgrass, P.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2015.

9.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

VOTING INFORMATION

Who can vote?

Only holders of record of the Corporation’s common shares as of the close of business on February 20, 2015, the record date for determination of the shareholders entitled to vote at the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on February 20, 2015, there were [7,718,783] common shares of the Corporation outstanding and [7,668,943] common shares entitled to vote. (As of the record date, the individuals entitled to the remaining shares had not exchanged stock in an acquired company for common shares of the Corporation.) The common shares are the only class of stock of the Corporation presently outstanding and entitled to vote at the Annual Meeting. A majority of the outstanding common shares of the Corporation represented in person or by proxy will constitute a quorum at the Annual Meeting.

How do I vote?

If you were the record holder of common shares of the Corporation as of February 20, 2015, you may vote in person by attending the Annual Meeting or, to ensure that your common shares are represented at the Annual Meeting, you may vote your common shares by signing and returning the enclosed proxy card in the postage-paid envelope provided.

Shareholders whose common shares of the Corporation are registered directly with the Corporation’s transfer agent, AST, may also vote electronically via the Internet or by using the toll-free telephone number given on the enclosed proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 12:00 a.m., E.D.T., on April 21, 2015. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by those shareholders.

How do I vote if my common shares are held in “street name”?

If you hold your common shares in “street name” with a broker, a financial institution or other nominee, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct the record holder on how to vote the common shares held in your account. If you hold your common shares in “street name,” you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access or telephone usage.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring documentation from your broker, financial institution or other nominee authorizing you to vote on behalf of such record holder. The documentation must show that you were the direct or indirect beneficial owner of the common shares on February 20, 2015, the record date for voting at the Annual Meeting.

May I exercise cumulative voting rights?

Under the General Corporation Law of the State of Ohio, each shareholder will have cumulative voting rights in the election of Directors at the Annual Meeting if any shareholder gives written notice to the President, Secretary or any Vice President of the Corporation (not less than forty-eight hours before the meeting if at least ten days notice of the meeting has been given) that the shareholder desires to cumulate votes in the election of Directors. Cumulative voting allows each shareholder to multiply the number of shares that he or she may be entitled to vote by the total number of Directors to be elected and to cast the entire number of such votes for one candidate or to distribute them among any two or more candidates. If a shareholder properly requests cumulative voting, the persons named in the accompanying proxy card intend to vote the proxies they receive cumulatively by allocating the votes among the nominees for Director as they deem best.

With respect to all other matters submitted to a vote at the Annual Meeting, each shareholder will be entitled to one vote for each common share of the Corporation held on February 20, 2015.

How will my common shares be voted?

Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxies. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your proxy via the Internet or by telephone, but do not provide voting instructions, your proxies will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

•	“FOR” the election as Directors of the Corporation of the eight (8) nominees listed under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS”;

•	“FOR” the approval of the proposed fees for non-employee directors for 2015;

•	“FOR” the non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers as disclosed in this Proxy Statement;

•	“FOR” the approval and adoption of the amendment to the Corporation’s Articles of Incorporation to eliminate preemptive rights.

•	“FOR” the approval and adoption of the amendment to the Corporation’s Articles of Incorporation to eliminate cumulative voting in the election of Directors.

•	“FOR” the approval and adoption of the amendments to the Corporation’s Articles of Incorporation to make certain clarifying and technical changes.

•	“FOR” the approval and adoption of a new Amended and Restated Code of Regulations of the Corporation which includes amendments to the existing Amended and Restated Code of Regulations to (a) eliminate the requirement for shareholder approval of Director compensation and (b) provide that the Corporation’s obligation to indemnify employees shall be permissive, but not mandatory, except in cases where indemnification is required under Chapter 1701 of the Ohio Revised Code.

•	“FOR” the ratification of the appointment of S. R. Snodgrass, P.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2015.

No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the persons appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

Can the proxy materials be accessed electronically?

The Corporation’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card and the Corporation’s 2014 Annual Report to Shareholders are available on the Internet at www.proxydocs.com/fcza.

How do I change or revoke my proxy?

Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before a vote is taken at the Annual Meeting by:

•	filing a written notice of revocation with the Secretary of the Corporation, at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870;

•	executing and returning a later-dated proxy card or submitting a later-dated vote through the Internet or by telephone; or

•	attending the Annual Meeting and giving notice of revocation in person.

Attendance at the Annual Meeting will not, by itself, revoke your proxy.

The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you have instructed your broker, bank or nominee to vote your common shares, you must follow directions received from your broker, bank or nominee to change your vote.

If I vote in advance, can I still attend the Annual Meeting?

Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your common shares will be represented at the Annual Meeting. However, appointing a proxy does not affect your right to attend the Annual Meeting and vote your common shares in person.

What constitutes a quorum and how many votes are required for adoption of the proposals?

A majority of the outstanding common shares of the Corporation represented in person or by proxy will constitute a quorum at the Annual Meeting. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were [7,668,943] common shares of the Corporation outstanding and entitled to vote on February 20, 2015, the record date. A majority of the outstanding common shares, or [3,834,472] common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.

The rules of The NASDAQ Stock Market LLC (“NASDAQ”), the stock exchange on which the Corporation’s common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when the broker holder of record is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any instructions.

The ratification of the appointment of the Corporation’s independent registered public accounting firm (Proposal 8) is the only routine matter. Each of the other proposals is considered a non-routine matter and, therefore, your broker may vote on these matters only if you provide voting instructions. Accordingly, it is important that you provide instructions to your broker on these matters.

Vote Required with Respect to the Proposals

•	Proposal 1 – Election of Directors

Under Ohio law and the Corporation’s Code of Regulations, the eight (8) nominees for election as Directors of the Corporation who receive the greatest number of votes “FOR” election, including votes cast cumulatively, if applicable, will be elected Directors. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.

•	Proposal 2 – Approval of Proposed Fees for Non-employee Directors for 2015

The affirmative vote of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve the proposed fees for non-employee Directors for 2015. An abstention or a broker non-vote will have the same effect as a vote “AGAINST” the proposal.

•	Proposal 3 – Non-Binding Advisory Resolution to Approve the Compensation of the Corporation’s Named Executive Officers

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve the non-binding advisory resolution to approve the compensation paid to the Corporation’s named executive officers as disclosed in this Proxy Statement. The effect of an abstention is the same as a vote “AGAINST” Proposal 3. Broker non-votes will not be counted in determining whether the proposal has been approved.

•	Proposal 4 – Amendment to Articles of Incorporation to Eliminate Preemptive Rights

The affirmative vote of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve and adopt the amendment to the Corporation’s Articles of Incorporation to eliminate preemptive rights. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will have the same effect as a vote “AGAINST” this proposal.

•	Proposal 5 – Amendment to Articles of Incorporation to Eliminate Cumulative Voting

The affirmative vote of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve and adopt the amendment to the Corporation’s Articles of Incorporation to eliminate cumulative voting in the election of Directors. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will have the same effect as a vote “AGAINST” this proposal.

•	Proposal 6 – Amendments to Articles of Incorporation to Make Certain Clarifying and Technical Changes

The affirmative vote of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve and adopt the amendments to the Corporation’s Articles of Incorporation to make certain clarifying and technical changes. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will have the same effect as a vote “AGAINST” this proposal.

•	Proposal 7 – Adoption of New Amended and Restated Code of Regulations

The affirmative vote of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve and adopt the proposed new Amended and Restated Code of Regulations of the Corporation which includes amendments to the existing Amended and Restated Code of Regulations to (a) eliminate the requirement for shareholder approval of Director compensation and (b) provide that the Corporation’s obligation to indemnify employees shall be permissive, but not mandatory, except in cases where indemnification is required under Chapter 1701 of the Ohio Revised Code. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will have the same effect as a vote “AGAINST” this proposal.

•	Proposal 8 – Ratification of the Appointment of the Corporation’s Independent Registered Public Accounting Firm

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of S. R. Snodgrass, P.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2015. The effect of an abstention is the same as a vote “AGAINST” Proposal 8.

In accordance with the Corporation’s policy, proxy cards, ballots and voting instructions that identify individual shareholders will be kept confidential. Exceptions to this policy, however, may be necessary in limited instances to comply with applicable legal requirements and, in the event of a contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting.

Who pays the cost of proxy solicitation?

The Corporation will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than the Internet access and telephone usage charges mentioned above. Although we are soliciting proxies by mailing these proxy materials to our shareholders, the directors, officers and employees of the Corporation and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations.

Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of the Corporation for the forwarding of solicitation materials to the beneficial owners of such common shares. The Corporation will reimburse these brokers, financial institutions and other nominees for their reasonable out-of-pocket costs in connection therewith.

The Corporation has retained Regan & Associates, Inc., New York, NY, to aid in the solicitation of proxies for the Annual Meeting. The Corporation will pay Regan & Associates up to $12,500 in fees, and will reimburse Regan & Associates for certain out-of-pocket expenses, for the proxy solicitation services to be provided by Regan & Associates.

Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Annual Meeting?

If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting, please call James E. McGookey, Secretary, at 419-625-4121 (Sandusky area) or 888-645-4121 (other).

PROPOSAL 1

ELECTION OF DIRECTORS

The Amended and Restated Code of Regulations of the Corporation provides that the number of Directors shall be not be less than five (5) nor more than twenty-five (25), as from time to time shall be determined by resolution of the Board of Directors of the Corporation. The Board of Directors currently consists of seven (7) members, and the current terms of all of the Directors expire at the Annual Meeting in 2015. In January, 2015, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, approved an increase in the number of Directors of the Corporation from seven (7) to eight (8), effective as of the Annual Meeting.

The Board of Directors proposes that each of the eight (8) nominees named below be elected as Directors of the Corporation to serve a one (1) year term expiring at the annual meeting in 2016, and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Each nominee was recommended by the Nominating and Corporate Governance Committee for election. All of the nominees have expressed their willingness to serve as Directors if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director; however, if for any reason a nominee becomes unable or unwilling to stand for election as a Director, the individuals designated as proxies in the enclosed proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Nominating and Corporate Governance Committee.

The following table lists each nominee’s name, age, principal occupation(s) and/or positions held with the Corporation, the Corporation’s banking subsidiary, Civista Bank (formerly known as The Citizens Banking Company) (the “Bank”), and the Corporation’s other subsidiaries, and the year the nominee first became a Director of the Corporation. Unless otherwise indicated, each individual has held his principal occupation for more than five years.

Name and principal occupation or employment for the past five years; positions held with the Corporation and its Subsidiaries.	Age	Director Since	Nominee for Term Expiring In
Thomas A. Depler	65	2007	2016
Attorney, Poland, Depler & Shepherd Co., L.P.A.
Director of First Citizens Banc Corp. and Civista Bank

Allen R. Maurice	71	2007	2016
President and Sr. Attorney, Wagner, Maurice
& Davidson Co., L.P.A.
Director of First Citizens Banc Corp. and Civista Bank

Name and principal occupation or employment for the past five years; positions held with the Corporation and its Subsidiaries.	Age	Director Since	Nominee for Term Expiring In
James O. Miller	63	2006	2016
President and CEO, First Citizens Banc Corp.
Chairman, First Citizens Banc Corp
CEO, Civista Bank
Chairman, Civista Bank
President, Civista Bank until 2014
Director of First Citizens Banc Corp. and Civista Bank
Director of First Citizens Insurance Agency, Inc.
Director of Water Street Properties, Inc.

Dennis E. Murray, Jr.	52	n/a	2016
Partner, Murray & Murray Attorneys at Law
Director of Civista Bank

Allen R. Nickles	64	2003	2016
Certified Public Accountant
Partner, Payne, Nickles & Company
Director of First Citizens Banc Corp. and Civista Bank

J. William Springer	72	n/a	2016
President and CEO, Industrial Nut Corp.
Director of Civista Bank

David A. Voight	73	1989	2016
President, First Citizens Banc Corp. until December 2007
Chairman, Civista Bank until December, 2007
Chairman, First Citizens Banc Corp. until April, 2014
Director, First Citizens Banc Corp.
Director, Civista Bank until April 2014
Director of First Citizens Insurance Agency, Inc.
Director of Water Street Properties, Inc.

Daniel J. White	65	2002	2016
International Business Consultant
President, Norwalk Furniture, from 2008 to 2013
Retired President, Geotrac (an online provider of flood survey information)
Director of First Citizens Banc Corp. and Civista Bank

Recommendation and Vote

Under Ohio law and the Corporation’s Amended and Restated Code of Regulations, the eight (8) nominees for election as Directors of the Corporation who receive the greatest number of votes “FOR” election, including votes cast cumulatively, if applicable, will be elected Directors. Common shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted “FOR” the election of the nominees listed above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for one or more individual nominees. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card.

The Board of Directors recommends a vote “FOR” the election of all of the nominees listed above.

BENEFICIAL OWNERSHIP OF

COMMON SHARES OF THE CORPORATION

The following table sets forth information concerning the only persons known to the Corporation to own beneficially more than 5% of the outstanding common shares of the Corporation as of February 20, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
George L. Mylander 155 Sunset Drive Sandusky, Ohio 44870	403,183 shares held by George L. Mylander, Trustee, UA Oct 4 01 George L. Mylander Voting Trust Agreement	5.22%

(1)	Percent of Class is computed based on [7,718,783] common shares outstanding on February 20, 2015.

The following table sets forth information regarding the beneficial ownership of the Corporation’s common shares, as of February 20, 2015, for each of the current Directors of the Corporation, each of the nominees for election as Directors of the Corporation, each of the individuals named in the Summary Compensation Table for 2014 on page 20, and all Directors, nominees and executive officers of the Corporation as a group.

Name of Beneficial Owner or Number of Persons in Group (1)	Amount and Nature of Beneficial Ownership	Common Shares Which Can Be Acquired Upon Conversion of Depositary Shares Within 60 Days (2)	Total	Percent of Class (3)
Thomas A. Depler (4)	21,962	7,672	29,634	*
Allen R. Maurice (5)	58,931	12,786	71,717	*
James O. Miller (6)	9,520	6,393	15,913	*
Dennis E. Murray, Jr. (7)	26,471	0	26,471	*
W. Patrick Murray (8)	191,343	0	191,343	2.34%
Allen R. Nickles (9)	97,770	10,230	108,000	1.15%
J. William Springer (10)	1,000	0	1,000	*
David A. Voight (11)	12,527	5,115	17,642	*
Daniel J. White (12)	1,637	76,726	78,363	1.00%
Richard J. Dutton (12)	6,286	1,278	7,564	*
Todd A. Michel (14)	24	1,278	1,302	*
James E. McGookey (15)	2,463	3,324	5,787	*
Dennis G. Shaffer (16)	0	1,278	1,278	*

All current executive officers and directors as a group (13 persons)	364,387	124,802	489,189	6.25%

(1)	Unless otherwise indicated, each executive officer or Director has voting and investment power with respect to all of the common shares reflected in the table for such executive officer or Director. The mailing address of each of the executive officers and Directors of the Corporation is 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870.
(2)	Represents the number of common shares as to which the named person or group has the right to acquire beneficial ownership upon the conversion of Depositary Shares of the Corporation, each representing a 1/40th ownership interest in a Noncumulative Redeemable Convertible Perpetual Preferred Share, Series B, of the Corporation (“Depositary Shares”). Each Depositary Share, at the option of the holder, is convertible at any time into the number of common shares of the Corporation equal to $25.00 divided by the conversion price then in effect (currently $7.82).

(3)	Percent of Class is computed based on the sum of (a) [7,718,783] common shares outstanding on February 20, 2015, and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the conversion of Depositary Shares beneficially owned by the named person or group as of February 20, 2015. *Indicates beneficial ownership of less than one percent of the outstanding common shares of the Corporation.
(4)	Includes 9,168 common shares held by John Depler Trust, as to which Mr. Depler, as trustee, has voting and investment power; 12,794 common shares held jointly by Thomas A. Depler and his spouse, Nancy S. Depler, as to which they have shared voting and investment power; 3,836 common shares which may be acquired upon conversion of Depositary Shares held by the Thomas A. Depler Rollover IRA; and 3,836 common shares which may be acquired upon conversion of Depositary Shares held by the Thomas A. Depler SEP IRA.
(5)	Includes 1,641 common shares owned by Allen R. Maurice; 450 common shares owned by Susan C. Maurice, spouse of Allen R. Maurice, as to which she has voting and investment power; 56,840 common shares held by Allen R. Maurice IRA; 6,393 common shares which may be acquired upon conversion of Depositary Shares held jointly by Susan C. Maurice and Kori L. Hurley; and 6,393 common shares which may be acquired upon conversion of Depositary Shares held jointly by Susan C. Maurice and Kelly M. Druckenbroad.
(6)	Includes 4,240 common shares held by James O. Miller IRA; 3,800 common shares held by Martha M. Miller IRA, as to which Mr. Miller’s spouse has voting and investment power; 1,000 common shares held by Mr. Miller and his spouse, as to which they excise shared voting and investment power; 480 common shares owned by the children of James O. Miller, as to which Mr. Miller, as custodian, has voting and investment power; 1,918 common shares which may be acquired upon conversion of Depositary Shares owned by Martha M. Miller, spouse of Mr. Miller; and 4,475 common shares which may be acquired upon conversion of Depositary Shares held by James O. Miller IRA.
(7)	Includes 9,619 common shares held by Dennis Murray, Jr. IRA; 11,852 common shares held by Dennis E. Murray, Jr. as to which Mr. Murray has voting and investment power; and 5,000 shares owned by Mr. Murray’s spouse, Martha Murray, as to which she has voting and investment power.
(8)	Includes 32,064 common shares held by W. Patrick Murray Trust, as to which Mr. Murray’s spouse has voting and investment power; 34,477 common shares held by W. Patrick Murray IRA; 116,500 common shares held by Louise Murray Trust, as to which Mr. Murray has voting and investment power; and 6,998 common shares owned by Mr. Murray’s spouse, Louise Murray, as to which she has voting and investment power.
(9)	Includes 94,545 common shares held by Allen R. Nickles SEP IRA; 895 common shares held by Allen R. Nickles IRA; 500 common shares held by Diane Nickles, spouse of Mr. Nickles,; 1105 common shares held by Diane Nickles, as to which she has voting and investment power; 725 common shares owned by a child of Allen R. Nickles, as to which Mr. Nickles, as custodian, has voting and investment power; and 10,230 common shares which may be acquired upon conversion of Depositary Shares owned by Allen R. Nickles.
(10)	Includes 1,000 common shares held by the John W. Springer Trust, as to which Mr. Springer, as trustee, has voting and investment power.
(11)	Includes 12,527 common shares held by The Voight Family Trust, as to which Mr. Voight, and his spouse, Ann S. Voight, as trustees, have voting and investment power; and 5,115 common shares which may be acquired upon conversion of Depositary Shares held by The Voight Family Trust.
(12)	Includes 809 common shares owned by Daniel J. White; 828 common shares held by Daniel J. White IRA; and 76,726 common shares which may be acquired upon conversion of Depositary Shares owned by Daniel J. White.
(13)	Includes 6,286 common shares held by Richard J. Dutton IRA; and 1,278 common shares which may be acquired upon conversion of Depositary Shares owned by Richard J. Dutton.
(14)	Includes 24 common shares held jointly by Todd A. Michel and Lynn A. Michel, spouse of Todd A. Michel, as to which they exercise shared voting and investment power; and 1,278 common shares which may be acquired upon conversion of Depositary shares owned jointly by Todd A. Michel and his spouse, Lynn A. Michel.
(15)	Includes 985 common shares held by James E. McGookey IRA; 1,478 common shares held jointly by Mr. McGookey and his spouse, Anne H. McGookey, as to which they have shared voting and investment power; 1,918 common shares which may be acquired upon conversion of Depositary Shares owned jointly by James E. McGookey and his spouse, Anne H. McGookey; and 1,406 common shares which may be acquired upon conversion of Depositary Shares held by James E. McGookey IRA.
(16)	Dennis G. Shaffer includes 1,278 common shares which may be acquired upon conversion of Depositary Shares held by Dennis G. Shaffer IRA.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation’s Directors, executive officers and any persons beneficially holding more than ten percent (10%) of the Corporation’s common shares are required to file statements with the Securities and Exchange Commission (the “SEC”) reporting their initial ownership of the Corporation’s common stock and any subsequent changes in their ownership. To the Corporation’s knowledge, based solely on a review of the Section 16(a) reports filed on behalf of these persons for their transactions during 2014 and written representations that no other Section 16(a) reports were required to be filed for transactions during 2014, all filing requirements applicable to officers, Directors and beneficial owners of more than 10% of the outstanding common shares of the Corporation under Section 16(a) of the Exchange Act were complied with, except that Director Daniel J. White had one late Form 4 filing which reported one transaction.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

Meetings of the Board of Directors

The Board of Directors of the Corporation met eight (8) times in 2014. Each Director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served during 2014.

Attendance at Annual Meeting of Shareholders

The Corporation does not have a formal policy with regard to Director attendance at annual meetings of shareholders. However, the Corporation encourages all Director nominees to attend each annual meeting of shareholders. Five of the Corporation’s seven Directors attended the 2014 annual meeting of shareholders.

Board Leadership Structure

The Board of Directors expects its Chairman to possess extensive knowledge of the Corporation’s operations as well as the experience and capacity to provide strategic direction to the Corporation. The position of Chairman has historically been used to facilitate the transition of the chief executive officer from a role involving the day-to-day operations to a broader, more strategic role. The Board’s view is that a present or former chief executive with the appropriate leadership qualities and significant familiarity with the Corporation and the banking industry is often in the best position to fill such a strategic role. Consistent with this view, in 2014 the Board elected James O. Miller, the Corporation’s current CEO, to serve as the Chairman of the Board. The Board believes that Mr. Miller will provide appropriate leadership and oversight of the Corporation and will promote the Board’s effective functioning. The Board expects that Mr. Miller’s transition to the Chairman role will also allow him to eventually recommend his successor to assume the position of CEO. Since the Board is comprised of other strong independent directors and conducts regular executive sessions, the Board believes that its current leadership structure is appropriate. For 2015, the Nominating and Corporate Governance Committee has recommended the appointment of a “lead director”, who will be appointed from among the independent Directors and who will provide independent leadership for the Board.

The Board is actively involved in oversight of risks that could affect the Corporation and its subsidiaries, and this oversight is conducted primarily through the Audit Committee and the Nominating and Corporate Governance Committee, each of which are comprised entirely of independent directors. The Board believes that the administration of its risk function has not affected the Board’s leadership structure.

Committees of the Board

The Board of Directors of the Corporation has the following standing committees: Nominating and Corporate Governance Committee (“Nominating Committee”); Audit Committee; and Compensation, Benefits and

Liability Committee (“Compensation Committee”). The following table shows the current membership of each of the standing committees of the Board. It is anticipated that the composition of the standing committees may change, and new Directors may be appointed to serve on these committees, following the Annual Meeting.

Nominating Committee	Audit Committee	Compensation Committee
W. Patrick Murray, Chairman Thomas A. Depler David A. Voight Allen R. Maurice*	Allen R. Nickles, Chairman Thomas A. Depler Daniel J. White	Allen R. Maurice W. Patrick Murray David A. Voight Thomas A. Depler*

*	Alternate Member

Nominating Committee

The Nominating Committee currently has three (3) members and met two (2) times in 2014. The Board of Directors has determined that each of the current members of the Nominating Committee qualifies, and each Director who served as a member of the Nominating Committee during 2014 qualified during his tenure on the Nominating Committee during 2014, as an “independent director” under applicable NASDAQ rules. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the charter is posted on the “Governance” page of the Corporation’s website at www.fcza.com.

The Nominating Committee recommends to the Corporation’s Board of Directors the names of those persons to be proposed for election as Directors of the Corporation at each annual meeting of shareholders. The Nominating Committee also nominates Directors to serve on committees of the Board of Directors and on the boards of directors and committees of the Corporation’s subsidiaries, assists the Board of Directors in Director orientation and continuing education, periodically reviews Director compensation, and is responsible for reviewing and establishing corporate governance policies and programs.

Audit Committee

The Audit Committee currently has three (3) members and met four (4) times in 2014. The Board of Directors has determined that each member of the Audit Committee qualifies, and each Director who served as a member of the Audit Committee during 2014 qualified during his tenure on the Audit Committee during 2014, as an “independent director” under applicable NASDAQ rules and under Rule 10A-3 promulgated under the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee which is posted on the “Governance” page of the Corporation’s website at www.fcza.com.

The Board has determined that each member of the Audit Committee is able to read and understand financial statements, including the Corporation’s balance sheet, income statement and cash flow statement, and is qualified to discharge his duties to the Corporation and its shareholders. The Board has also determined that Allen R. Nickles qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of Regulation S-K. Mr. Nickles is a Certified Public Accountant and serves as a Partner of Payne, Nickles & Company, a CPA firm located in Sandusky, Ohio.

As set forth in the Audit Committee’s Charter, the Audit Committee’s responsibilities include the following:

•	To supervise the independent audit function, including pre-approving the employment of and evaluating the independent auditors, reviewing the independence of the independent auditor and discussing with senior management and the independent auditor any significant deficiencies or material weaknesses in the design or operations of the Corporation’s internal controls, any audit problems or difficulties, any changes required in the scope of the audit plan, and the audit budget and staffing;

•	To oversee the internal audit and internal controls, including reviewing and discussing with senior management, the internal auditor and the independent auditor the adequacy of the Corporation’s internal control over financial reporting and disclosure controls and procedures and the independent auditor’s attestation report;

•	To oversee financial reporting, including reviewing and discussing with senior management and the independent auditor the Corporation’s quarterly and annual financial statements and all critical accounting policies and practices and any significant changes in accounting policies; and

•	To provide the report to be included in the Corporation’s annual proxy statement regarding the Audit Committee’s review and recommendation regarding the inclusion of the audited financial statements in the Corporation’s annual report on Form 10-K for filing with the SEC.

In discharging its responsibilities, the Audit Committee is authorized to investigate any matter that the Audit Committee deems appropriate to carry out its responsibilities and has access to all books, records, facilities and personnel of the Corporation. The Audit Committee is also authorized to retain, compensate, direct, oversee and terminate an independent auditor, independent counsel, other auditors and experts as it deems necessary.

Additional information regarding the Audit Committee, including the Audit Committee’s report relating to the 2014 fiscal year, is provided under the heading “AUDIT COMMITTEE MATTERS” beginning on page 31 of this Proxy Statement.

Compensation Committee

The Compensation Committee currently has three (3) members and met three (3) times in 2014. The Board of Directors has determined that each member of the Compensation Committee qualifies, and each Director who served as a member of the Compensation Committee during 2014 qualified during his tenure on the Compensation Committee during 2014, as an “independent director” under applicable NASDAQ rules. In addition, each member of the Compensation Committee qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and as a “non-employee director” for purposes of SEC Rule 16b-3. The Board of Directors has adopted a written charter for the Compensation Committee which is posted on the “Governance” page of the Corporation’s website at www.fcza.com.

The Compensation Committee recommends compensation for executive officers and annual budgetary levels for employee compensation and benefits; reviews and establishes the policies for all benefit programs for the Corporation and its subsidiaries; reviews and recommends the affirmative action program for the Corporation and its subsidiaries; and reviews and makes recommendations for benefit insurance programs of the Corporation and its subsidiaries.

Additional information regarding the Compensation Committee and its functions and responsibilities is provided under the heading “EXECUTIVE COMPENSATION–Compensation Policies and Programs” beginning on page 17 of this Proxy Statement.

PROPOSAL 2

APPROVAL OF DIRECTOR FEES FOR NON-EMPLOYEE DIRECTORS

The Corporation’s Amended and Restated Code of Regulations currently requires that any fees paid to Directors for attendance at Board meetings be approved by the shareholders. Pursuant to Proposal 7 discussed below, the Board is asking the shareholders to approve and adopt a new Amended and Restated Code of Regulations which includes an amendment to eliminate the requirement for shareholder approval of director compensation. If Proposal 7 is approved, the Corporation will not need to obtain shareholder approval of Director compensation. However, in the event that Proposal 7 is not approved, the Board is asking shareholders to approve the proposed Director compensation for 2015, as described in this Proposal 2.

The Board of Directors has approved a proposal for presentation to the shareholders that, during 2015, the fees paid to non-employee directors shall be $800.00 per Board meeting attended except that no fee shall be paid for attendance at a meeting by either videoconference or telephone if the Director has attended more than three (3) previous meetings by either videoconference or telephone. Telephone meetings requested by management would not be considered with respect to the limit on payment for telephone meetings, but no fee would be paid for telephone meetings called solely to approve the amount of any dividend to be paid to shareholders. No fees will be paid by Bank to Directors who are also Directors of the Corporation when a meeting of the Board of Directors of Bank immediately follows or precedes a meeting of the Board of Directors of the Corporation. The Nominating Committee recommended to the Board of Directors these proposed fees.

In accordance with the Corporation’s Amended and Restated Code of Regulations, the fees paid to Directors for attendance at committee meetings are set by the Board of Directors and are not subject to shareholder approval. The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the fees paid to Directors for attendance at committee meetings remain at $300.00 per committee meeting attended during 2015 and that the fee paid to the Chair of the Audit Committee remain at $500.00 per Audit Committee meeting attended during 2015.

Recommendation and Vote

The affirmative vote of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve the proposed fees for non-employee Directors for 2015. An abstention or a broker non-vote will have the same effect as a vote “AGAINST” the proposal.

The Board of Directors recommends that you vote “FOR” the proposed fees for non-employee Directors.

2014 COMPENSATION OF DIRECTORS

The Corporation did not pay fees to Directors in 2014 for service on the Board of Directors of the Corporation. Beginning in April, 2011, the Corporation ceased paying Directors’ fees for Board meetings. However, the Corporation is seeking to reinstate fees for non-employee Directors in 2015, subject to the approval of the proposed fees for non-employee Directors at the Annual Meeting (Proposal 2) and/or the approval and adoption of the proposed new Amended and Restated Code of Regulations of the Corporation (Proposal 7) at the Annual Meeting.

The Directors received Directors’ fees from the Bank for their service as Directors of the Bank at the rate of $800.00 per Board meeting attended in 2014. During 2014, the Directors of the Corporation received $300.00 per committee meeting attended, except that the Chair of the Audit Committee received $500.00 per Audit Committee meeting attended. Directors who are also officers of the Corporation and/or its subsidiaries do not receive any fees or other compensation as Directors or for attendance at any committee meetings.

DIRECTOR COMPENSATION TABLE FOR 2014

Name	Fees Earned or Paid in Cash	Change in Nonqualified Deferred Compensation Earnings (1)	Total ($)
Allen R. Nickles	$14,000	—	$14,000
Thomas A. Depler	$13,400	—	$13,400
David A. Voight	$11,200	—	$11,200
Allen R. Maurice	$11,100	—	$11,100
Daniel J. White	$9,700	—	$9,700
W. Patrick Murray	$8,700	—	$8,700

(1)	Reflects above-market or preferential earnings on non-qualified deferred compensation in 2014.

The Corporation and each of its subsidiaries has adopted a non-qualified Deferred Compensation Plan for each non-employee Director. Pursuant to each such plan, a Director may defer any or all of the Director fees or committee fees earned by such Director during a particular calendar year. The amount deferred is credited with interest at a rate equal to the ten-year United States Treasury Constant Maturity rate published by the Federal Reserve and adjusted monthly. During 2014, two Directors, Allen R. Nickles and David A. Voight, elected to defer a portion of their Director fees and/or committee fees earned as a Director of the Corporation.

At the Corporation’s 2014 annual meeting, the shareholders of the Corporation approved the First Citizens Banc Corp. 2014 Incentive Plan (the “2014 Incentive Plan”), which makes equity-based awards and cash-based awards available for grant to eligible participants. Directors of the Corporation are eligible to receive awards as participants under the 2014 Incentive Plan. However, no awards were made to any Directors under the 2014 Incentive Plan in 2014. Additional information concerning the plan is provided under the heading “EXECUTIVE COMPENSATION—First Citizens Banc Corp. 2014 Incentive Plan” on page 22 of this Proxy Statement.

CORPORATE GOVERNANCE

Code of Ethics

In accordance with applicable NASDAQ rules and the rules and regulations of the SEC, the Board of Directors of the Corporation has adopted a Code of Conduct (Ethics) applicable to all Directors, officers and employees of the Corporation and its subsidiaries, including the Corporation’s principal executive officer and principal financial officer. A copy of the Code of Conduct (Ethics) is posted on the “Governance” page of the Corporation’s website at www.fcza.com.

Communications with Board of Directors

The Corporation provides a process for shareholders to send communications to the Corporation’s Board of Directors. Shareholders can send communications to the entire Board or to a specified Director by mailing the communication to James E. McGookey, Senior Vice President and General Counsel, at 100 East Water Street, Sandusky, Ohio 44870. All such communications will be relayed as requested without any screening.

Director Independence

The Corporation has affirmatively determined that all Directors, except James O. Miller, are currently “independent” under applicable NASDAQ rules. In making its determination concerning the independence of its Directors, the Board of Directors of the Corporation reviewed and considered each Director’s relationships, both direct and indirect, with the Corporation and its subsidiaries, including those described under the heading “Transactions with Directors, Officers and Associates” on page 16 of this Proxy Statement.

Nominating Procedure

The Corporation has not adopted a formal policy with regard to consideration of any director candidates recommended by shareholders, which the Board of Directors deems appropriate because the Nominating Committee considers all recommendations for candidates from any source. To be considered by the Nominating Committee, shareholder recommendations as to Director candidates should be sent in writing to the Corporation, in care of the Corporation’s Secretary, at 100 East Water Street, Sandusky, Ohio 44870.

Shareholders of the Corporation may also nominate a candidate for election as a Director of the Corporation by following the procedures set forth in the Corporation’s Amended and Restated Code of Regulations. Pursuant to the Amended and Restated Code of Regulations, all shareholder nominations must be made in writing and delivered or mailed to the Secretary of the Corporation at the Corporation’s principal executive offices located at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870. Nominations must be received by the Secretary of the Corporation not less than 14 days nor more than 50 days prior to the meeting, except that if less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be delivered or mailed no later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first (but in no event less than seven days prior to the meeting). Each nomination must contain the following information: (a) the name, age, business address and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee; (d) the name and record address of the shareholder making the nomination; and (e) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder making the nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of a proposed nominee to serve as Director of the Corporation.

Director Qualifications

The Nominating Committee has adopted criteria for evaluating Director candidates and existing Directors, but it has not established specific, minimum qualifications that must be met by any nominee or any specific qualities or skills that are necessary for a Director to possess. The Nominating Committee identifies nominees by considering recommendations from all sources and evaluates them by applying the criteria that it has adopted. These criteria include relevant business and employment experience, experience on other boards, relevant special knowledge, independence, personal characteristics, financial sophistication, time availability, diversity, character and ethics, and any financial interest in the organization. Although neither the Nominating Committee nor the Board of Directors has adopted a formal policy regarding the consideration of diversity in identifying nominees for Director, diversity is one of the factors considered by the Nominating Committee pursuant to its criteria for evaluating Director candidates.

The Nominating Committee and the Board of Directors believe that each of the nominees who have been nominated for election at the Annual Meeting brings a strong background and set of skills to the Board which provides the Board as a whole with competence, experience and expertise in a wide variety of areas, including business and executive management, banking, manufacturing, accounting and finance, tax, insurance, legal and international business. Provided below is the evaluation of the Nomination Committee and the Board of Directors regarding the specific attributes, skills and qualifications possessed by each Director nominee.

Thomas A. Depler. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Depler has developed through 39 years as an attorney providing legal services to businesses and nonprofit foundations, including extensive legal experience in tax and fiduciary matters, allow him to provide practical legal expertise to the Board of Directors and has recommended his nomination for re-election.

Allen R. Maurice. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Maurice has developed through nearly 45 years as an attorney practicing in the areas of business, probate, real estate and estate planning, including previously serving as general counsel for Champaign National Bank, allow him to provide practical legal expertise to the Board of Directors and has recommended his nomination for re-election.

James O. Miller. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Miller has developed through more than 40 years working in the financial services industry, including the last 29 years at the Corporation and the Bank, allow him to provide banking, accounting and financial expertise and a comprehensive knowledge and understanding of the Corporation’s operations and management to the Board of Directors and has recommended his nomination for re-election.

Dennis E. Murray, Jr. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Murray has developed through 27 years as an attorney litigating various legal matters (including accounting, antitrust and banking issues and shareholder and other business disputes) and through his governmental service in various capacities allow him to provide legal expertise to the Board on corporate and governance matters, and they have recommended his nomination for election.

Allen R. Nickles. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Nickles has developed through more than 40 years as a Certified Public Accountant in public practice allow him to provide tax, accounting and financial expertise to the Board of Directors and has recommended his nomination for re-election.

J. William Springer. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Springer has developed through 39 years as president (and five years as chief executive officer and chairman) of Industrial Nut Corp. allow him to provide business expertise to the Board in areas that include operational, financial and oversight issues, and they have recommended his nomination for election.

David A. Voight. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Voight has developed through more than 39 years of service in the banking industry, including as chief executive officer of the Bank and three other banks, allow him to provide extensive expertise regarding the operations, management and regulation of financial institutions and a comprehensive knowledge and understanding of the operations of the Corporation to the Board of Directors and has recommended his nomination for re-election.

Daniel J. White. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. White has developed through more than 26 years of experience as an executive of small businesses with sales and financial performance responsibilities, as well as experience as president of a venture capital company and extensive international business experience, allow him to provide business expertise and a global business perspective to the Board of Directors and has recommended his nomination for re-election.

Transactions with Directors, Officers and Associates

The Corporation’s subsidiary, the Bank, has had and expects to have banking transactions in the ordinary course of business with Directors, officers and principal shareholders of the Corporation, and associates of such persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and that do not involve more than normal risk of collectability or present other unfavorable features. All such loans presently outstanding to Directors and executive officers, including their immediate families and companies in which they are executive officers, are performing loans.

Each officer and Director is expected to bring any relationship or transaction with the Corporation in which he or she has a direct or indirect interest to the attention of the Board or Nominating Committee, other than in connection with the types of ordinary course transactions discussed above. Although specific review or approval procedures for related person transactions are not in writing, NASDAQ rules require the Corporation’s Audit Committee or other body of independent Directors (such as the Nominating Committee) to conduct appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis. In addition, one of the basic principles of the Corporation’s Code of Conduct is the avoidance of conflicts between personal interests and the interests of the Corporation, or even the appearance of such conflicts. Therefore, when the Nominating Committee becomes aware that a transaction presents a possible conflict, it considers the transaction including, among other things, whether the transaction impacts the independence of any independent Board member, whether the related person’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.

EXECUTIVE OFFICERS OF THE CORPORATION

The following table sets forth the names and ages of all current executive officers of the Corporation, all positions and offices held with the Corporation and business experience during the past five (5) years.

NAME	AGE	POSITION
James O. Miller	63

Chairman of the Board of the Corporation since 2014

President and Chief Executive Officer of the Corporation since 2007

Chairman of the Board of Civista Bank since 2007

Executive Vice President of the Corporation from 1998 until 2007

Senior Vice President/Controller of the Corporation from 1994 to 1997

Chief Executive Officer of Civista Bank since 2005

President of Civista Bank from 2002 until 2014

Executive Vice President of Civista Bank from 1998 to 2002

Senior Vice President of Civista Bank from 1996 to 1998

Senior Vice President/Controller of Civista Bank from 1992 to 1995

Director of the Corporation since 2006

Director of Civista Bank since 2000

Director of First Citizens Insurance Agency, Inc. since 2005

Director of SCC Resources, Inc. from 2005 to 2009

Director of Water Street Properties, Inc. since 2003

Richard J. Dutton	52	Senior Vice President of the Corporation since 2006 Executive Vice President, Chief Operating Officer, of Civista Bank since 2013 Executive Vice President of Civista Bank since 2006

Todd A. Michel	50

Senior Vice President/Controller of the Corporation since 2000

Senior Vice President/Controller of Civista Bank since 1999

Vice President/Controller of Civista Bank from 1998 to 1999

Vice President/Controller of the Corporation from 1998 to 2000

Controller of Civista Bank from 1996 to 1998

NAME	AGE	POSITION
James E. McGookey	64

Senior Vice President and General Counsel of the Corporation since 2002

Secretary of the Corporation since 2007

Executive Vice President of Civista Bank since 2012

Senior Vice President of Civista Bank from 2002 until 2012

Director of Water Street Properties, Inc. since 2003

Director of First Citizens Insurance Agency, Inc. since 2003

Director of SCC Resources, Inc. from 2004 to 2009

Dennis G. Shaffer	52

Executive Vice President of the Corporation since 2014

Senior Vice President of the Corporation from 2012 to 2014

President of Civista Bank since 2014

Executive Vice President, Chief Lending Officer, of Civista Bank from 2013 to 2014

Executive Vice President, Commercial Lending, of Civista Bank from 2012 to 2013

Senior Vice President of Civista Bank from 2010 to 2012

Vice President of Civista Bank from 2009 to 2010

Paul J. Stark	57

Senior Vice President of the Corporation since 2010

Senior Vice President, Chief Credit Officer, of Civista Bank since 2010

Senior Vice President and Chief Credit Officer of First National Bank, Howell, Michigan from 2009 to 2010

John A. Betts	43

Senior Vice President of the Corporation since 2013

Senior Vice President, Risk Management Officer and Audit Liaison, of Civista Bank since 2013

President and CEO of First National Bank of Grant Park from 2007 to 2012

EXECUTIVE COMPENSATION

Compensation Policies and Programs

Overview of compensation program

The Compensation Committee is responsible for the development and administration of the Corporation’s policies regarding executive compensation and makes recommendations to the Board of Directors of the Corporation. The executive officers of the Corporation are paid by the Bank for their services to the Corporation, the Bank and the other subsidiaries of the Corporation. They receive no compensation directly from the Corporation.

The Compensation Committee’s determinations are based in large part upon information concerning the compensation paid by similar companies. Moreover, in recent years, the compensation program has focused on the base salary paid to each executive officer, supplemented by a 401(k) plan, a defined benefit pension plan (for those employees of the Bank as of December 2006), a supplemental nonqualified executive retirement plan (for certain employees who will not be eligible for full benefits under the defined benefit pension plan), and health and welfare benefits generally available to all employees. In 2014, the Compensation Committee also approved the payment of discretionary bonuses to executive officers based upon the Corporation’s performance during 2013.

At the Corporation’s 2014 annual meeting, the shareholders of the Corporation approved the 2014 Incentive Plan, which makes equity-based awards and cash-based awards available for grant to employees and non-employee directors of the Corporation and its subsidiaries. No awards were made under the 2014 Incentive Plan in 2014. However, the Compensation Committee intends to consider awards of incentive compensation under the 2014 Incentive Plan as a component of executive officer compensation in the future.

Role of the Compensation Committee, management and consultants in determining compensation

The Compensation Committee and the Board of Directors of the Corporation retain overall responsibility for administration of the compensation arrangements for the executive officers of the Corporation.

The Compensation Committee evaluates the factors relevant to the Corporation’s compensation decisions and makes recommendations to the Board of Directors regarding the compensation of each executive officer. Historically, the Compensation Committee has relied heavily on information provided by consultants and obtained from other sources concerning the compensation paid by similar organizations in setting the compensation of its executive officers.

In determining the 2014 compensation for the Corporation’s executive officers, the Compensation Committee considered information from the Crowe Horwath-Midwest Survey Report and the CompAnalysis Program provided by IBM (a consolidation of other major compensation surveys). The Committee reviewed peer information as indicated in these surveys related to the base salary and total compensation paid for job functions similar to those performed by the Corporation’s executive officers. The Chief Executive Officer also made recommendations regarding the compensation of other executive officers which were considered by the Committee. In setting bonuses, the Compensation Committee gave consideration to the 2013 performance of the Corporation but did not apply a specific formula to determine the amount of each executive officer’s bonus. The performance factors considered by the Committee included the Corporation’s net income, the total return to the Corporation’s shareholders, the Corporation’s efficiency ratio, the non-performing assets of the Bank and the Bank’s loan growth.

Compensation philosophy and objectives

The objective of the Corporation’s compensation programs is to attract, compensate and retain key employees. The Corporation attempts to compensate executives fairly in light of their responsibilities, the performance of the Corporation and the economic conditions in Northern Ohio. The Compensation Committee annually reviews and recommends the appropriate salary for the Chief Executive Officer and an appropriate salary or salary range for each of the other executive officers.

The Corporation’s compensation program for executive officers has traditionally focused on the base salary paid to the executive officers. The Corporation attempted to fairly compensate and retain its executive officers and other employees primarily with base salary. Recently, the Corporation has sought to introduce an incentive-based element to employee’s compensation. In 2014, named executive officers received a bonus to recognize the performance of the Corporation during 2013 and their contributions to its success. The Corporation paid no other cash incentive compensation and did not make any equity awards to named executive officers during 2014. However, as indicated above, the Compensation Committee intends to consider awards of incentive compensation under the 2014 Incentive Plan as a component of executive officer compensation in the future.

In determining appropriate base salaries for officers, the Compensation Committee has relied heavily upon peer comparison information. While the Compensation Committee considers the Corporation’s performance in general when evaluating and setting salary levels, the Compensation Committee does not target or rely upon any specific measures of Corporation performance either by themselves or as compared to the performance of the members of the peer group. No wealth accumulation analysis is performed, and the Compensation Committee does not apply any formula for differentiating compensation between executive officers based on their positions and responsibilities.

In addition to the base salary paid to each executive officer, the Corporation’s compensation program includes retirement plans, health and welfare benefit plans and change of control agreements for certain executive officers. The Corporation expects the retirement and health and welfare plans to promote longevity with the Corporation and discourage turnover among its executive officers and other employees. The Corporation recognizes that change of control agreements can help it to attract and keep talented executives and can minimize the impact on key executives of a job loss due to a change of control. In the event that a transaction that would lead to a change of control is proposed, such agreements can help assure that the executives analyze the transaction without undue focus on its effect upon them personally. In addition, if a transaction would occur, change of control agreements can encourage key executives to stay and help accomplish a smooth transition.

Compensation components

Base salary

The primary component of executive officer compensation is base salary. The base salaries reflect the duties and level of responsibility of each executive officer, the Corporation’s performance, and the cash compensation paid to executive officers at other financial institutions.

In determining the base salaries for executive officers in 2014, the Compensation Committee and the Board of Directors considered the previously referenced peer survey information. The Chief Executive Officer, Mr. Miller, did not request or accept a salary increase in 2014. Mr. Shaffer was given an increase in his base salary to reflect his promotion to president of the Bank. The other named executive officers were given only modest salary increases in view of the goal to shift a greater percentage of their total compensation to incentive-based compensation.

Bonus

Discretionary bonuses were paid to the named executive officers in 2014. The amount of the bonuses considered factors related to the performance of the Corporation in 2013. The Compensation Committee took into consideration the Corporation’s net income, total shareholder return, efficiency ratio compared to peer, nonperforming assets compared to peer and core deposit growth during 2013 in approving the amount of the bonuses paid to the named executive officers.

Employee benefit plans

In addition to salary, the Corporation also has established retirement plans for all employees meeting minimum age and length of service eligibility requirements. The Corporation maintains a defined benefit pension plan for all employees who were participants as of December 31, 2006. It also sponsors a 401(k) plan and matches (subject to limits) employee contributions to the 401(k) plan. The amount contributed on behalf of the executive officers is determined in accordance with the terms of the plans, and executive officers participate on the same basis as all other employees who participate in the plans.

In 2011, the Corporation adopted a supplemental executive retirement plan for certain executive officers, including three named executive officers, who will not be entitled to full benefits under the defined benefit pension plan. Executive officers participate in the same health and welfare plans (medical, dental, prescription, health and/or dependent care flexible spending and life and long-term disability insurance) that are available to all employees of similar age and years of service. The plans are further discussed in the narratives to the tables that follow.

2014 Stock Incentive Plan

No stock options or other equity awards were granted by the Corporation in the past three years. In 2010, the Corporation’s prior Stock Option and Stock Appreciation Rights Plan expired, and no stock options or other awards remain outstanding under the 2010 plan. At the Corporation’s 2014 annual meeting, the shareholders of the Corporation approved the 2014 Incentive Plan, which makes equity-based awards and cash-based awards available for grant to employees and non-employee directors of the Corporation and its subsidiaries. The purpose of the 2014 Incentive Plan is to provide a means through which the Corporation and its subsidiaries may attract and retain employees and non-employee directors, to provide incentives that align their interests with those of the shareholders of the Corporation, and to promote the success of the business of the Corporation. No awards were made under the 2014 Incentive Plan in 2014, and prior equity awards under the 2010 plan played no role in the Compensation Committee’s determination of compensation for 2014 or 2013. However, the Compensation Committee intends to consider awards of incentive compensation under the 2014 Incentive Plan as a component of executive officer compensation in the future.

Change of control agreements

In 2003, the Corporation entered into change of control agreements with Messrs. Miller and Michel. Each of the agreements provide for an initial term ending on December 31, 2004, with the term being automatically extended for additional one-year terms unless either party gives written notice of its desire not to renew the agreement not later than the January 1 preceding the expiration of the then-current term. A merger or consolidation of the Corporation into another entity, a disposition of substantially all of the Corporation’s assets or a liquidation of the Corporation generally triggers the officers’ rights under the agreement. Each change of control agreement provides that, upon a change of control of the Corporation, the officer will be entitled to receive a lump sum payment from the Corporation equal to the amount of the officer’s annual base salary in effect for the twelve-month period immediately preceding the change of control. The agreements also provide each officer with a right to continued employment for 24 months after a change of control, with certain rights to payment if the officer’s employment is terminated under certain circumstances during that post-change of control period. Under each change in control agreement, the officer may be entitled to receive up to 24 months of compensation, including the change of control severance payment. The Board of Directors believes that such continued employment provisions are likely to ensure a smooth transition following a change of control and that the payments provided for under the change in control agreements are sufficient but not excessive to enable financial institution executives to find subsequent employment in an industry in which such job opportunities may be difficult to find.

Tax implications of compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1 million paid to covered persons in any fiscal year. The $1 million compensation deduction limitation does not apply to certain qualifying “performance-based compensation”. The Board of Directors believes that all compensation paid to covered persons in 2014 was fully deductible.

2014 SUMMARY COMPENSATION TABLE

Under rules established by the SEC, the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation’s Chief Executive Officer and certain other most highly compensated executive officers of the Corporation. The following table sets forth information as to the compensation paid or accrued by the Corporation and its subsidiaries to the Corporation’s President and Chief Executive Officer, Mr. James O. Miller, the Corporation’s Controller, Mr. Todd A. Michel, the Corporation’s Executive Vice President, Mr. Dennis G. Shaffer, the Corporation’s Senior Vice President, Mr. Richard J. Dutton, and the Corporation’s Senior Vice President, Secretary and General Counsel, Mr. James E. McGookey, for services rendered in 2014, 2013 and 2012. These individuals are referred to in this Proxy Statement as the “named executive officers”.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (1)	All Other Compensation ($) (2)	Total ($)
James O. Miller	2014	$320,000	$50,000	$0	$0	$0	$242,706	$10,876	$623,582
President and CEO	2013	$320,000	$50,000	$0	$0	$0	$100,000	$6,930	$476,930
	2012	$320,000	$0	$0	$0	$0	$263,000	$6,220	$589,220

Todd A. Michel	2014	$149,771	$18,469	$0	$0	$0	$118,223	$5,072	$291,535
Sr. Vice President/	2013	$146,308	$20,626	$0	$0	$0	$98,000	$3,013	$267,947
Controller	2012	$143,069	$16,520	$0	$0	$0	$91,000	$2,873	$253,462

Dennis G. Shaffer Executive Vice President	2014	$229,390	$35,000	$0	$0	$0	$8,754	$7,781	$280,925

Richard J. Dutton	2014	$225,438	$70,000	$0	$0	$0	$11,104	$1,312	$307,854
Sr. Vice President	2013	$220,118	$35,000	$0	$0	$0	$7,478	$1,273	$263,869
	2012	$216,113	$30,134	$0	$0	$0	$4,677	$1,528	$252,452

James E. McGookey	2014	$182,918	$25,000	$0	$0	$0	$222,734	$7,820	$438,472
Sr. Vice President/	2013	$178,781	$25,306	$0	$0	$0	$174,923	$5,356	$384,366
General Counsel	2012	$175,528	$20,414	$0	$0	$0	$189,445	$5,928	$391,315

(1)	Represents the aggregate change in actuarial present value of the officer’s accumulated benefits under the Corporation’s pension plan and, with respect to Messrs. Shaffer, Dutton and McGookey in 2012, 2013 and 2014, the Corporation’s supplemental nonqualified executive retirement plan. There were no above-market or preferential earnings on non-qualified deferred compensation in 2012, 2013 or 2014.
(2)	Represents matching contributions by the Corporation to the 401(k) plan and a portion of the premiums paid by the Corporation on behalf of the named executive officers for life insurance and long-term disability insurance.

Defined Contribution Plan

The Corporation maintains a tax-qualified defined contribution/401(k) plan for employees of the Corporation and its subsidiaries. All employees of the Corporation and its subsidiaries who have completed three months of service are eligible to participate in the plan. Subject to limitations established by the Internal Revenue Code, employees may defer up to 100 percent of annual compensation. The 2014 limit was $17,500; it will be increased in future years for cost of living changes. In 2014, the catch-up provision permitted participants age 50 or older to increase their pre-tax salary deferral limit by $5,500. The Corporation may make a matching contribution for all participants who have elected to make salary deferral contributions. The amount of the matching contributions, if any, is determined each plan year and announced to all participants. The amount of matching contribution for the first six months of 2014 and for the years 2013 and 2012 was 25 percent of the salary deferred on the first 6 percent deferred. Beginning July 1, 2014, the amount of the matching contribution was increased to 100 percent of the salary deferred on the first 3 percent deferred and 50 percent of the salary deferred on the next 2 percent deferred. The Internal Revenue Code places a limit on the amount of salary deferred contributions and matching contributions on those employees classified as “highly compensated”. Contributions and matching contributions for highly compensated employees are limited to an amount that enables the plan to meet certain non-discrimination testing. Matching contributions by the Corporation to the named executive officers are set forth in the “All Other Compensation” column of the Summary Compensation Table above.

Defined Benefit Pension Plan

The Corporation maintains a tax-qualified non-contributory defined benefit pension plan for employees of the Corporation and its subsidiaries who were participants as of December 31, 2006. All employees who had attained age 20-1/2 and had completed at least six months of service were eligible to participate in the plan. The monthly pension benefit payable to an employee at normal retirement age (age 65) will be equal to the sum of (i) 1.40 percent of the employee’s highest five-year average monthly compensation multiplied by total years of service prior to April 30, 2014, plus (ii) 0.65 percent of the employee’s average monthly compensation in excess of the Social Security covered compensation amount multiplied by years of service up to a maximum of 35 years of service with the Corporation or its subsidiaries. For this purpose, an employee’s final average compensation is equal to the average of the monthly compensation paid to such employee during the period of five consecutive years of service prior to retirement which results in the highest average compensation. The compensation taken into account includes all cash compensation paid. The monthly pension benefit calculated under this formula is not subject to any offset or reduction for the employee’s Social Security benefit, but is subject to the annual benefit limitation established by the Internal Revenue Code.

Under the pension plan, employees are eligible to retire and receive monthly benefits under the pension plan at age 65. In addition, employees may elect to begin receiving reduced benefits at an earlier age if they qualify for early retirement by attaining age 55. James O. Miller and James E. McGookey are currently eligible for early retirement under the plan. If either of them retired early, he would be entitled to receive his accrued benefits upon his normal retirement date. Alternatively, upon his election, he would be entitled to receive prior to his normal retirement date an actuarial equivalent of his accrued benefits, subject to restrictions imposed under the Internal Revenue Code. Pension benefits will generally be paid either as joint and survivor annuities or single life annuities, provided that participating employees who obtain their spouse’s consent may elect to receive their benefits in one of several other optional forms of benefit, including a lump sum distribution of the present value of the benefit.

During 2006, the Corporation amended the pension plan to provide that no employee shall become a participant in the plan after December 31, 2006 and the benefits paid by the plan will be offset by the profit sharing source of the Corporation’s defined contribution plan. The change was made to limit the Corporation’s potential liability under the pension plan.

Effective April 30, 2014, the Corporation froze its pension plan, which means that no new benefits accrue under the pension plan after April 30, 2014 and the pension benefits payable to eligible employees will be based on their years of service prior to April 30, 2014.

Nonqualified Deferred Compensation for 2014

The Corporation maintains a nonqualified deferred compensation plan that allows an eligible employee to defer receipt of compensation to which the employee would be entitled. The amount deferred is credited with interest at a rate equal to the ten-year United States Treasury Constant Maturity rate published by the Federal Reserve and adjusted monthly. The amount accrued will be distributed to the employee based upon an election made by the employee, subject to limits set by the plan.

Supplemental Executive Retirement Benefits

In 2011, the Corporation adopted the First Citizens Banc Corp. Supplemental Nonqualified Executive Retirement Plan (the “SERP”) to provide select employees, including executive officers, with additional retirement benefits to reflect changes to the Corporation’s qualified defined benefit pension plan which was frozen as to new participants and amended to reduce the amount of benefits payable effective as of December 31, 2006.

Currently, three named executive officers, Mr. Shaffer, Mr. Dutton and Mr. McGookey, are participating in the SERP. Generally, under the SERP, a participant can earn an annual retirement benefit equal to an amount based on 60% of the participant’s base salary for 10 years. Generally, a participant will vest in his or her retirement benefit upon completing 10 years of service, although vesting will be accelerated in the event that a participant becomes disabled before completing 10 years of service. Payment of the retirement benefit will begin on the first day of the second month following the participant’s separation from service and continue for a period of ten years thereafter. Generally, if a participant dies or is terminated for cause (as defined in the SERP) before payment of the retirement benefit has commenced, the participant will forfeit any right to payment of a retirement benefit.

The Corporation or one of its subsidiaries has purchased split dollar life insurance policies in order to fund the obligations under the SERP. Generally, these policies provide participants with a death benefit equal to the retirement benefit a participant would have received under the SERP had the participant not died before separating from service.

First Citizens Banc Corp. 2014 Incentive Plan

At the Corporation’s 2014 annual meeting, the shareholders of the Corporation approved the 2014 Incentive Plan. The purpose of the 2014 Incentive Plan is to provide a means through which the Corporation and its subsidiaries may attract and retain employees and non-employee directors, to provide incentives that align their interests with those of the shareholders of the Corporation, and to promote the success of the business of the Corporation. The 2014 Incentive Plan is administered by the Compensation Committee of the Corporation’s Board of Directors. Under the 2014 Incentive Plan, the Compensation Committee may grant stock options, stock awards including restricted stock, stock units, stock appreciation rights and cash awards to employees and non-employee directors. A maximum of 375,000 common shares of the Corporation may be issued pursuant to awards under the 2014 Incentive Plan.

No awards have been made under the 2014 Incentive Plan since its adoption by the shareholders at the Corporation’s 2014 annual meeting.

Change in Control Agreements

Mr. Miller and Mr. Michel each have executed a change in control agreement with the Corporation. Each agreement provides that, if a change in control occurs during the term of the agreement, the Corporation will pay in a lump sum to the named officer a retention bonus equal to the annual salary of the executive. Each agreement also provides that if a change in control occurs during the employment of the officer, the Corporation will employ him for twenty-four months after the change in control (the “Employment Period”). Pursuant to each agreement, the officer will receive compensation that is not less than his compensation immediately prior to the Employment Period and have the right to participate in benefit plans that are not materially less favorable than the benefit plans in which he participated immediately prior to the Employment Period. Upon a termination covered by the agreement (which may include a significant change in duties, a relocation or a failure to assume the obligations of the agreement), the officer may elect to receive from the Corporation COBRA premiums for the Corporation’s group medical insurance for a period of eighteen months plus an amount equal to two times the officer’s annual base salary immediately prior to the termination reduced by the amount of any retention bonus paid to the officer, provided that, in order to receive benefits upon termination, the officer is precluded from competing with the Corporation for a period of twelve months after the termination. In executing the agreement, the officer agreed that he will preserve the confidentiality of the Corporation’s non-public information and will not solicit the customers or employees of the Corporation for a period of twelve months after a termination.

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable the Corporation’s shareholders to vote to approve, on an advisory and non-binding basis, the compensation of Corporation’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. As a result, the following resolution will be submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the shareholders of First Citizens Banc Corp. (the “Corporation”) hereby approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s Proxy Statement for its 2015 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including the compensation tables, notes and narrative disclosures contained under the heading “EXECUTIVE COMPENSATION” in the Corporation’s Proxy Statement.”

The Board of Directors believes that the Corporation’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation of the Corporation’s named executive officers with the Corporation’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate the Corporation’s key executives who are directly responsible for the Corporation’s continued success. The Board of Directors believes that the Corporation’s compensation policies and practices do not threaten the value of the Corporation or the investments of the Corporation’s shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on the Corporation. The Board of Directors further believes that the Corporation’s culture focuses on sound risk management and appropriately rewards executives for performance. The Board of Directors further believes that the Corporation’s compensation policies and procedures are reasonable in comparison both to the Corporation’s peer bank holding companies and to the Corporation’s performance during the 2014 fiscal year.

Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of the Corporation’s named executive officers in the section captioned “EXECUTIVE COMPENSATION” beginning on page 17 of this Proxy Statement.

Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Corporation’s Board of Directors or the Compensation Committee with respect to future executive compensation decisions, including those relating to the Corporation’s named executive officers, or otherwise; (ii) overrule any decision made by the Corporation’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Corporation’s Board of Directors or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the advisory vote when considering future executive compensation arrangements.

Recommendation and Vote

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to the Corporation’s named executive officers as disclosed in this Proxy Statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

The Board of Directors recommends that you vote “FOR” Proposal 3 – Non-Binding Advisory Vote on Named Executive Officer Compensation.

PROPOSAL 4

AMENDMENT TO THE CORPORATION’S ARTICLES OF INCORPORATION

TO ELIMINATE PREEMPTIVE RIGHTS

Under this Proposal 4, the Board of Directors is asking the shareholders of the Corporation to approve and adopt an amendment to the Corporation’s Articles of Incorporation to add a new Article NINTH which would expressly eliminate the preemptive rights of our shareholders. The full text of proposed Article NINTH is set forth in Annex A attached to this Proxy Statement.

The Board of Directors is recommending that shareholders vote “FOR” the approval and adoption of the proposed amendment because the Board believes that the elimination of preemptive rights is important to the Corporation’s long-term success, as it will provide the flexibility to raise additional capital, if and when needed in the future, more efficiently and with fewer costs. Additionally, the Board of Directors believes that the protection that preemptive rights historically has offered to shareholders against dilution of their voting power is no longer critical to the shareholders of a public corporation such as the Corporation.

Because the Corporation’s existing Articles of Incorporation do not expressly eliminate preemptive rights, the holders of any class of the Corporation’s shares currently have the preemptive right, upon the offering or sale of any shares of the same class, to purchase such shares in proportion to their respective holdings at the price fixed for the sale of such shares, with limited exemptions. Holders of Series B Preferred Shares (and, therefore, depositary shares representing interests in Series B Preferred Shares) do not, however, have preemptive rights pursuant to the terms of such shares, as set forth in the provisions included in Section II of Article FOURTH of the Corporation’s Articles of Incorporation. However, holders of the Corporation’s common shares currently do have preemptive rights unless the common shares that are offered or sold are:

•	treasury shares,

•	issued as a share dividend or distribution,

•	issued for consideration other than money,

•	issued upon exercise of stock options,

•	issued upon the conversion of convertible shares,

•	issued in satisfaction of preemptive rights, or

•	released from preemptive rights.

The Board of Directors believes it is important for the Corporation to have maximum flexibility to raise capital in the future from any appropriate and efficient source. The present effect of preemptive rights is to restrict and limit the Corporation’s ability to utilize the most effective means to raise equity capital in a timely and effective manner. As of February 20, 2015, the Corporation had approximately 748,000 common shares held as treasury shares. Use of these treasury shares would provide only a limited source of shares to conduct a capital raise.

The Articles of Incorporation of the Corporation currently authorize the Corporation to issue up to 200,000 preferred shares, which may be issued with the approval of the Board without triggering the preemptive rights of common shareholders under Ohio law. Pursuant to this authority, the Board authorized and approved the issuance of 23,184 Series A Preferred Shares to the U.S. Treasury in 2009 (which Series A Preferred Shares were subsequently repurchased by the Corporation) and the subsequent issuance of 25,000 Series B Preferred Shares in the 2013 public offering of depositary shares (each representing a 1/40th interest in a Series B Preferred Share). However, the Corporation’s authority to issue preferred shares is limited and may not be the most effective or desirable means of raising capital in a given situation because preferred shares typically will be non-voting and will provide preferential rights, including dividend and liquidation rights, as compared to the rights of the common shares.

Elimination of preemptive rights will allow the Corporation to issue its common shares as a means of raising capital without conducting a prior rights offering. This will give the Corporation greater flexibility in raising additional capital when appropriate and an enhanced ability to negotiate the most favorable terms in light of the then-prevailing circumstances and market conditions. The process of notifying each shareholder of their preemptive rights can be time consuming and can lead to delays, increase the costs of raising capital and negatively impact pricing of capital being raised. Similarly, there would also be costs and delays associated with holding a meeting of the shareholders for the purpose of releasing preemptive rights in respect of a proposed issuance of common shares, including in connection with a proposed acquisition of another institution recommended by the Board of Directors. Given the size of the Corporation’s shareholder base and the fact that its common shares are publicly traded on the NASDAQ Capital Market, the Board of Directors believes that having preemptive rights prevents the Corporation from taking full advantage of the public trading markets and could restrict the Corporation’s ability to raise capital in an efficient and timely manner.

Initially, the primary purpose of preemptive rights was to prevent a corporation or a majority of shareholders of a corporation from diluting minority shareholder interests by providing such shareholders the opportunity to maintain their ownership levels by purchasing a pro rata amount of any new common shares issued. Although these rights may be beneficial in the context of smaller, privately-held companies, they present a cumbersome restriction on the ability of a publicly-held corporation to issue and sell shares for appropriate corporate purposes in today’s public markets. Moreover, unlike a minority shareholder in a private corporation, a shareholder of a public corporation can maintain desired ownership levels, and thereby prevent dilution of the shareholder’s voting power, simply by purchasing common shares on the open market.

Preemptive rights were originally developed in the United States during the 19th century. However, during the 20th century, most public companies abandoned these rights. In fact, in 2000, the applicable section of the Ohio Revised Code (Section 1701.15) was amended to provide that shareholders of Ohio corporations do not have preemptive rights unless such rights are expressly granted in the corporation’s articles of incorporation. However, Ohio corporations formed prior to March 16, 2000, such as the Corporation, continue to have preemptive rights even if not expressly granted in their articles of incorporation unless the shareholders amend the articles of incorporation to eliminate preemptive rights.

The Board of Directors has been advised that preemptive rights are rare among similarly- sized public companies because the related loss of flexibility in raising capital is widely recognized as undesirable. In order to obtain future capital on the most advantageous and expeditious terms, it is important for Corporation to have a wide variety of financing alternatives which are not available in the presence of preemptive rights. By amending the Corporation’s Articles of Incorporation to opt out of preemptive rights, the Board of Directors believes that the Corporation will be strengthened by an enhanced ability to negotiate favorable financing terms at potentially critical times in light of the then-prevailing circumstances and market conditions.

This description of the proposed amendment to the Corporation’s Articles of Incorporation to eliminate preemptive rights is only a summary and is qualified in its entirety by reference to the actual text of the proposed Article NINTH, which is attached to this Proxy Statement as Annex A. If approved and adopted by the shareholders of the Corporation at the Annual Meeting, the amendment to the Articles of Incorporation to eliminate preemptive rights will become effective upon the filing of an appropriate certificate of amendment with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.

Recommendation and Vote

The affirmative vote of a majority of the outstanding common shares of the Corporation is required to approve and adopt the proposed amendment to the Corporation’s Articles of Incorporation to eliminate preemptive rights. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will have the same effect as a vote “AGAINST” this proposal.

The Board of Directors recommends that you vote “FOR” Proposal 4—Approval and adoption of an amendment to the Corporation’s Articles of Incorporation to eliminate preemptive rights.

PROPOSAL 5

AMENDMENT TO THE CORPORATION’S ARTICLES OF INCORPORATION

TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

Under this Proposal 5, the Board of Directors is asking the shareholders of the Corporation to approve and adopt an amendment to the Corporation’s Articles of Incorporation to add a new Article TENTH which would expressly eliminate the right of our shareholders to vote cumulatively in elections of Directors. The full text of proposed Article TENTH is set forth in Annex B attached to this Proxy Statement. If Proposal 4 regarding the approval and adoption of proposed Article NINTH to eliminate preemptive rights fails to pass, the amendment proposed in this Proposal 5 would be styled as Article NINTH of the Corporation’s Articles of Incorporation.

Under Ohio law, because the Corporation’s Articles of Incorporation currently do not address cumulative voting, shareholders of the Corporation have the right to cumulatively vote in any election of Directors. Cumulative voting enables a shareholder to cumulate votes for the election of a nominee by casting a number of votes for such nominee equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder is entitled. The shareholder also may distribute his or her votes among two or more nominees on the same basis. As a result, since eight (8) Directors will be elected at the Annual Meeting, shareholders who together hold approximately 11.11% of the outstanding common shares entitled to vote on the election of Directors could elect one Director by invoking cumulative voting and casting their votes for a single Director nominee even though such nominee may not be supported by shareholders who hold more than 88% of the common shares entitled to vote on the election of Directors.

Accordingly, a shareholder or group of shareholders holding a relatively small number of common shares that cumulatively votes its or their common shares in an election of Directors could elect one or more Directors whose loyalty may primarily be to the minority group responsible for their election rather than to the Corporation and all of its shareholders. The Board of Directors believes that each Director is responsible to, and should represent the interests of, all shareholders, as opposed to a minority shareholder group that may have special interests and goals inconsistent with those of the majority of shareholders. The election of Directors who view themselves as representing a particular minority shareholder group could result in partisanship and discord on the Board of Directors, and may impair the ability of the Directors to act in the best interests of the Corporation and all of its shareholders.

The Board of Directors has therefore determined, following careful assessment and deliberation, that it is appropriate and in the best interests of the Corporation and its shareholders to eliminate cumulative voting in elections of Directors. Accordingly, in February, 2015, in accordance with the recommendation of the Nominating Committee, the Board of Directors authorized and approved the submission to the Corporation’s shareholders for approval and adoption of an amendment to the Articles of Incorporation to eliminate cumulative voting in elections of Directors.

This Proposal 5 is not in response to any shareholder effort of which we are aware to remove any Director or to accumulate the Corporation’s common shares to obtain control of the Corporation or the Board of Directors by means of a solicitation in opposition to management or otherwise. The recommendation of the Board of Directors to eliminate cumulative voting in elections of Directors is not part of a plan by our management to adopt a series of anti-takeover amendments, and management has no present intention to propose other anti-takeover measures in future proxy solicitations.

At the Corporation’s 2011 annual meeting of shareholders, the Board of Directors recommended that shareholders approve a similar proposal to eliminate cumulative voting. That proposal was approved by more than 72% of the votes cast (including abstentions) at the meeting. However, the passage of such an amendment to our Articles of Incorporation requires the affirmative vote of the holders of a majority of our outstanding common shares, regardless of the number of common shares represented and/or voted at the meeting. Because over 47% of our common shares were not voted at the 2011 annual meeting, the proposed resolution did not pass, despite the favorable vote of the vast majority of shareholders who did cast their votes at the meeting. A large number of the common shares that were not voted on the proposal at the 2011 annual meeting were “broker non-votes,” meaning that the holders of the shares did not provide proxies or voting instructions to their brokers or other nominees in a timely manner to permit their brokers or other nominees to vote on the proposal at the meeting. Consequently, the Corporation is seeking increased participation by shareholders in general, and shareholders who hold their shares through a broker or other nominee in particular, in submitting their proxies to vote on this proposal at the Annual Meeting, and the Corporation has retained Regan & Associates, Inc., New York, NY, to assist the Corporation in soliciting proxies for the Annual Meeting.

This description of the proposed amendment to the Corporation’s Articles of Incorporation to eliminate cumulative voting in elections of Directors is only a summary and is qualified in its entirety by reference to the actual text of the proposed Article TENTH, which is attached to this Proxy Statement as Annex B. If approved and adopted by the shareholders of the Corporation at the Annual Meeting, the amendment to the Articles of Incorporation to eliminate cumulative voting in elections of Directors will become effective upon the filing of an appropriate certificate of amendment with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.

Recommendation and Vote

The affirmative vote of a majority of the outstanding common shares of the Corporation is required to approve and adopt the proposed amendment to the Articles of Incorporation to eliminate the right of shareholders to vote cumulatively in elections of Directors. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will have the same effect as a vote “AGAINST” this proposal.

The Board of Directors recommends that you vote “FOR” Proposal 5—Approval and adoption of an amendment to the Corporation’s Articles of Incorporation to eliminate cumulative voting in the election of directors.

PROPOSAL 6

AMENDMENTS TO THE CORPORATION’S ARTICLES OF INCORPORATION

TO MAKE CERTAIN CLARIFYING AND TECHNICAL CHANGES

Under this Proposal 6, the Board of Directors is asking the shareholders of the Corporation to approve and adopt two technical amendments to the Corporation’s Articles of Incorporation in order to clarify certain provisions of the Corporation’s Articles of Incorporation and to make the Articles of Incorporation adhere more closely to the current relevant provisions of the Ohio Revised Code. Each of the proposed amendments to the Articles of Incorporation is described below.

Amendment to Article FIFTH to clarify the majority vote requirement for shareholder action

Article FIFTH of the Corporation’s Articles of Incorporation currently provides that, subject to Article SEVENTH of the Corporation’s Articles of Incorporation, the vote of a majority of outstanding shares is required for shareholders to act. The Board of Directors proposes to amend this provision to clarify that shareholders may act by a majority vote of the outstanding shares even if a vote of two-thirds of the outstanding shares is required by law, to the extent that the articles may reduce such a voting requirement specified by law. The full text of Article FIFTH, as it is proposed to be amended, is set forth in Annex C attached to this Proxy Statement.

The Board of Directors believes that the proposed amendment is consistent with the intent of the current provision of Article FIFTH and would not constitute a substantive change in the shareholder voting requirement specified therein. The Board of Directors proposes to amend this provision merely to clarify the existing provisions of Article FIFTH and to reduce the potential for uncertainty or confusion regarding its application under Ohio law.

This description of the proposed amendment to the Corporation’s Articles of Incorporation to clarify the majority vote requirement for shareholder action is only a summary and is qualified in its entirety by reference to the actual text of the proposed Article FIFTH, which is attached to this Proxy Statement as Annex C. If approved and adopted by the shareholders of the Corporation at the Annual Meeting, the amendment will become effective upon the filing of an appropriate certificate of amendment with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.

Amendment to Article SIXTH to provide that the Board of Directors may, but is not required to, consider “other constituencies” when evaluating Business Combinations

Article SIXTH of the Corporation’s Articles of Incorporation contains certain requirements and procedures that must be satisfied and conducted before the Corporation may enter into certain mergers, sales of assets, recapitalizations, spin-offs and other “Business Combinations” with related persons who own 10% or more of the Corporation’s voting stock. The first paragraph of Article SIXTH provides that, when evaluating a potential Business Combination or tender or exchange offer, the Board of Directors shall consider all of the following factors: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial conditions and earnings prospects of the acquiring person, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring Person or Persons and its or their management.

Section 1701.59(F) of the Ohio Revised Code does not require directors to consider such other factors and constituencies in order to satisfy the directors’ fiduciary duties. Instead, Section 1701.59(F) provides that a director, in determining what the director reasonably believes to be in the best interests of the corporation, shall consider the interests of the corporation’s shareholders and, in the director’s discretion, may consider (i) the interests of the corporation’s employees, suppliers, creditors, and customers, (ii) the economy of the state and nation, and (iii) community and societal considerations.

The Board of Directors proposes to amend the first paragraph of Article SIXTH of the Articles of Incorporation of the Corporation to provide that, when evaluating a potential Business Combination, the directors may, but are not required to, consider the enumerated factors. The full text of the first paragraph of Article SIXTH, as it is proposed to be amended, is set forth in Annex D attached to this Proxy Statement.

If Article SIXTH is amended, the Board of Directors would continue to be required to consider the interests of the corporation’s shareholders. However, the Board believes that the current language of Section 1701.59(F) of the Ohio Revised Code provides the directors with the appropriate discretion and flexibility to determine which other factors and constituencies are relevant to the consideration of a particular Business Combination.

This description of the proposed amendment to the Corporation’s Articles of Incorporation to provide that the Board of Directors may, but is not required to, consider “other constituencies,” is only a summary and is qualified in its entirety by reference to the actual text of the proposed amended first paragraph of Article SIXTH, which is attached to this Proxy Statement as Annex D. If approved and adopted by the shareholders of the Corporation at the Annual Meeting, the amendment will become effective upon the filing of an appropriate certificate of amendment with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.

Recommendation and Vote

The affirmative vote of a majority of the outstanding common shares of the Corporation is required to approve and adopt the proposed amendment to the Corporation’s Articles of Incorporation to make certain clarifying and technical changes. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will have the same effect as a vote “AGAINST” this proposal.

The Board of Directors recommends that you vote “FOR” Proposal 6—Approval and adoption of amendments to the Corporation’s Articles of Incorporation to make certain clarifying and technical changes.

PROPOSAL 7

APPROVAL AND ADOPTION OF A NEW AMENDED AND RESTATED CODE OF REGULATIONS OF THE CORPORATION

Under this Proposal 7, the Board of Directors is asking the shareholders of the Corporation to approve and adopt a new Amended and Restated Code of Regulations of the Corporation, which includes amendments to the Corporation’s existing Amended and Restated Code of Regulations to (a) eliminate the requirement for shareholder approval of director compensation and (b) provide that the Corporation’s obligation to indemnify employees shall be permissive, but not mandatory, except in cases where indemnification is required under Chapter 1701 of the Ohio Revised Code. The remainder of the Corporation’s Amended and Restated Code of Regulations would remain unchanged.

A copy of the proposed new Amended and Restated Code of Regulations is attached to this Proxy Statement as Appendix E, and is marked to show the proposed revisions to the existing Amended and Restated Code of Regulations of the Corporation.

Amendment to Article IV, Section 4 to Eliminate the Requirement for Shareholder Approval of Director Compensation

Article IV, Section 4 of the Corporation’s Amended and Restated Code of Regulations currently requires that the compensation of Directors of the Corporation be approved by a majority of the shareholders of the Corporation. The Board has been advised that a requirement that shareholders approve the compensation of directors is very rare, particularly among publicly traded financial institutions. The Board is not aware of any other publicly-traded financial institution that has a similar requirement. Rather, the governing documents of most publicly-traded financial institutions merely state that the compensation of Directors shall be fixed by the Board of Directors from time to time.

The Board of Directors believes that the current provisions of Article IV, Section 4 of the Amended and Restated Code of Regulations are impractical and unduly burdensome because they require the shareholders to authorize and approve the compensation of the Directors of the Corporation by the affirmative vote of the holders of a majority of the outstanding common shares of the Corporation. As discussed above under Proposal 5, the Corporation has experienced difficulty in getting a significant percentage of its shareholders, particularly shareholders who hold their shares in street-name through a broker or other nominee, to submit their votes at annual meetings. As a result, even though a substantial majority of the votes cast at past annual meetings have been voted in favor of the approval of Director compensation, such proposals have not received the requisite approval in recent years because less than a majority of outstanding shares were actually voted on the proposal.

For example, at the Corporation’s 2014 annual meeting of shareholders, 95.2% of votes cast at the meeting were cast in favor of the proposal to approve Director compensation. The proposal did not pass, however, because the total votes cast for the proposal did not constitute a majority of the Company’s outstanding common shares. Similarly, at the Corporation’s 2011 annual meeting of shareholders, 90.5% of votes cast were cast in favor of the proposal to approve Director compensation, but the vote did not pass because less than a majority of the Corporation’s outstanding common shares were voted in favor of the proposal.

Prior to 2013, the failure to obtain shareholder approval of Director compensation as required by Article IV, Section 4 of the Corporation’s Amended and Restated Code of Regulations, did not cause undue burden or hardship to the Directors of the corporation because each of the Directors of the corporation also served as directors of the Bank. As a result, as permitted by applicable law and the articles of incorporation and code of regulations of the Bank, each of the Directors received compensation for service as directors of the Bank (with no separate compensation being paid for service as Directors of the Corporation). However, as a result of changes to the size and composition of the Boards of Directors of the Corporation and the Bank beginning in 2013, the Boards are no longer identical and certain individuals who serve as Directors of the Corporation do not serve as Directors of the Bank. Therefore, unless Article IV, Section 4 is amended, these Directors will not be entitled to compensation as Directors in the future unless the necessary shareholder approval of such compensation is obtained on an annual basis.

The Board of Directors believes that maintaining the requirement to obtain shareholder approval of Director compensation on an annual basis is likely to impede the Corporation’s ability to attract and retain qualified individuals to serve as Directors of the Corporation in the future. As discussed above, the Board of Directors is not aware of any other publicly-traded financial institution in Ohio that similarly requires shareholder approval of Director compensation. Therefore, this requirement is likely to have the effect of placing the Corporation at a disadvantage as compared to other financial institutions in attracting and retaining qualified Director candidates.

The elimination of the shareholder approval requirement in Article IV, Section 4 of the Amended and Restated Code of Regulations would allow the Board of Directors to fix the compensation of Directors in its discretion. However, the shareholders of the Corporation would continue to have other “checks” on the compensation of Directors to ensure that such compensation continues to be fair and reasonable to the Corporation and its shareholders and consistent with the compensation paid to directors of peer institutions. In particular, the proxy rules of the Securities and Exchange Commission require the Corporation to disclose the compensation paid by the Corporation to its Directors in the Corporation’s annual proxy statement, and the Corporation’s shareholders have the opportunity to express their approval or disapproval of such Director compensation through their voting on the election of the Directors at the annual meeting of shareholders. Because each of the Corporation’s Directors is subject to re-election annually, the shareholders of the Corporation have the opportunity to express their approval or disapproval of each Director on an annual basis.

This description of the proposed amendment to the Corporation’s Amended and Restated Code of Regulations to eliminate the requirement for shareholder approval of director compensation is only a summary and is qualified in its entirety by reference to the actual text of the proposed Article IV, Section 4 set forth in the Amended and Restated Code of Regulations attached to this Proxy Statement as Annex E. If approved and adopted by the shareholders of the Corporation at the Annual Meeting, the amendment will become effective immediately.

Amendment to provide that the Corporation’s obligation to indemnify employees shall be permissive, but not mandatory, except in cases where indemnification is required under Chapter 1701 of the Ohio Revised Code

Article VIII of the Corporation’s Amended and Restated Code of Regulations currently provides that the Corporation shall indemnify, to the full extent permitted or authorized by applicable law, any director, officer or employee of the Corporation to the extent that such person is made or threatened to be made a party to any suit or proceeding and such person satisfies the minimum standard of conduct required for indemnification under Ohio law (and as set forth in Article VIII of the Amended and Restated Code of Regulations). The Board of Directors proposes to amend Article VIII to provide for mandatory indemnification only for directors and officers, but not for employees, with indemnification of employees subject to determination by the Board of Directors on a case-by-case basis (unless indemnification is otherwise required under Ohio law because the employee has been successful on the merits in defense of the action or claim).

The Board of Directors believes that making indemnification of employees permissive, rather than mandatory, would give the Board of Directors the flexibility to indemnify employees only in appropriate cases. The Board of Directors has been advised that the governance documents of many publicly-traded companies provide mandatory indemnification only for directors and officers, but not for employees. In addition, the Board of Directors does not believe that the proposed amendment will deprive deserving employees of rights to indemnification because (i) employees whom the Board determines are entitled to indemnification will still be indemnified by the Corporation, and (ii) Ohio law requires the Corporation to indemnify employees who are successful on the merits or otherwise in defending any action, suit or proceeding.

This description of the proposed amendment to the Corporation’s Amended and Restated Code of Regulations to provide that the Corporation’s obligation to indemnify employees shall be permissive, but not mandatory, except in cases where indemnification is required under Chapter 1701 of the Ohio Revised Code, is only a summary and is qualified in its entirety by reference to the actual text of the proposed Article VIII set forth in the Amended and Restated Code of Regulations attached to this Proxy Statement as Annex E. If approved and adopted by the shareholders of the Corporation at the Annual Meeting, the amendment will become effective immediately.

Recommendation and Vote

The affirmative vote of a majority of the outstanding common shares of the Corporation is required to approve and adopt the proposed new Amended and Restated Code of Regulations of the Corporation. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will have the same effect as a vote “AGAINST” this proposal.

The Board of Directors recommends that you vote “FOR” Proposal 7—Approval and adoption of a new Amended and Restated Code of Regulations of the Corporation which includes amendments to the existing Amended and Restated Code of Regulations to (a) eliminate the requirement for shareholder approval of director compensation and (b) provide that the Corporation’s obligation to indemnify employees shall be permissive, but not mandatory, except in cases where indemnification is required under Chapter 1701 of the Ohio Revised Code.

PROPOSAL 8

RATIFICATION OF THE APPOINTMENT OF THE CORPORATION’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of the Corporation’s independent registered public accounting firm is made annually by the Audit Committee. The Audit Committee has appointed S. R. Snodgrass, P.C. (“Snodgrass”) to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Audit Committee and the Board of Directors have decided to submit the appointment of Snodgrass to the shareholders for ratification as a matter of good corporate governance and because of the important role of the Corporation’s independent registered public accounting firm in reviewing the quality and integrity of the Corporation’s financial statements.

Snodgrass has served as the Corporation’s independent registered public accounting firm since 2009, and Snodgrass audited the Corporation’s consolidated financial statements as of and for the fiscal year ended December 31, 2014, and the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2014. The Corporation expects that representatives of Snodgrass will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation and Vote

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Snodgrass as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The effect of an abstention is the same as a vote “AGAINST” Proposal 7. Even if the appointment of Snodgrass is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Snodgrass and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Snodgrass is not ratified, the Audit Committee will reconsider the appointment (but may decide to maintain the appointment).

The Board of Directors recommends that you vote “FOR” Proposal 8—Ratification of the Appointment of the Corporation’s Independent Registered Public Accounting Firm.

AUDIT COMMITTEE MATTERS

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Corporation’s independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm’s independence from the Corporation. The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Corporation’s independent registered public accounting firm.

Fees of Independent Registered Public Accounting Firm

Snodgrass served as the Corporation’s independent registered public accounting firm for the 2014 and 2013 fiscal years. The Audit Committee pre-approved all services rendered by Snodgrass for 2014 and 2013. Proposals submitted by Snodgrass were presented to and acted upon at meetings of the Audit Committee. Snodgrass billed the aggregate fees shown below for audit services, audit related services, tax services and other services rendered to the Corporation and its subsidiaries for the 2014 and 2013 fiscal years.

	2014	2013
Audit Fees (1)	$218,028	$239,375
Audit Related Fees (2)	$20,215	$20,285
Tax Fees (3)	$25,509	$24,783
All Other Fees	$0	$0

	$263,752	$284,443

(1)	Includes fees paid to Snodgrass for the 2014 and 2013 fiscal years for the audit of the Corporation’s financial statements, the audit of the Corporation’s internal control over financial reporting, and the review of financial statements included in the Corporation’s quarterly reports and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Includes fees paid to Snodgrass for the 2014 and 2013 fiscal years related to the audit of the Corporation’s 401(k) and employee benefit plans.
(3)	Includes fees paid to Snodgrass for the 2014 and 2013 fiscal years related to the preparation of tax returns and quarterly estimated tax payment calculations.

AUDIT COMMITTEE REPORT

The Corporation’s Audit Committee has reviewed and discussed with management and with Snodgrass, the Corporation’s independent registered public accounting firm for 2014, the audited financial statements of the Corporation for the year ended December 31, 2014. In addition, the Audit Committee has discussed with Snodgrass the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from Snodgrass required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence and has discussed with Snodgrass its independence from the Corporation.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to the Corporation’s Board of Directors that the audited financial statements for the year ended December 31, 2014 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Respectfully submitted,

[The Audit Committee

Allen R. Nickles, Chairman
Thomas A. Depler
Daniel J. White]

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2016 annual meeting of shareholders must be received by the Secretary of the Corporation no later than November 14, 2014, to be eligible for inclusion in the Corporation’s proxy, notice of meeting and proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2016 annual meeting. The Corporation will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. Any shareholder that intends to submit a proposal other than for inclusion in the proxy materials must deliver such proposal to the Secretary of the Corporation not less than 60 nor more than 90 days prior to the 2016 annual meeting (or 15 days after the date of notice or public disclosure if the Corporation provides less than 75 days notice of the meeting), or such proposal will be considered untimely. If a shareholder proposal is untimely, the Corporation may vote in its discretion on that proposal all of the common shares for which it has received proxies for the 2016 annual meeting. Proposals by shareholders intended to be presented at the 2016 annual meeting should be mailed or delivered to First Citizens Banc Corp., 100 East Water Street, Sandusky, Ohio 44870, Attention: Secretary.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT

The Corporation’s Annual Report is not intended to be a part of this Proxy Statement. A copy of the Corporation’s Annual Report has been mailed to shareholders with this Proxy Statement. Additional copies of the Corporation’s Annual Report are available to shareholders without charge upon request to James O. Miller, President, First Citizens Banc Corp., 100 East Water Street, Sandusky, Ohio 44870.

By Order of the Board of Directors

James E. McGookey, Secretary
First Citizens Banc Corp.

ANNEX A

NINTH: Except as may be specifically designated by the Board of Directors, no holder of shares of the corporation of any class, as such, shall have the preemptive right to subscribe for or to purchase any shares of any class of the corporation or any other securities of the corporation, including any warrant, right or option to any share or other security, whether such share or security of such class is now or hereafter authorized.

ANNEX B

TENTH: No holder of shares of the Corporation of any class, as such, shall have any right to cumulate the voting power in respect of those shares in the election of directors, and the right to cumulate the voting power of the holder as provided in Section 1701.55 of the Ohio Revised Code is hereby specifically denied to all holders of shares of any class of the Corporation.

ANNEX C

FIFTH: The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the Corporation, or of the directors, or of all of the shareholders:

The Board of Directors is expressly authorized to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created, and to purchase on behalf of the Corporation any shares issued by it to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital.

The Corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by Section 1701.01 et seq. of the Revised Code of Ohio.

Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the Corporation.

Subject to Article SEVENTH, any amendments to the Articles of Incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation notwithstanding any provision of law requiring a vote of holders of shares entitling them to exercise two-thirds of the voting power of the Corporation.

ANNEX D

SIXTH: Evaluation of Business Combinations.

In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders when evaluating a Business Combination or a proposal by another Person or Persons to make a Business Combination or a tender exchange offer or a proposal by another Person or Persons to make a tender or exchange offer, the Board of Directors of the Corporation ~~shall~~ may, in the Board of Directors’ discretion, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial conditions and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located, and (iii) the competence, experience, and integrity of the acquiring Person or Persons and its or their management.

ANNEX E

AMENDED AND RESTATED

CODE OF REGULATIONS

OF

FIRST CITIZENS BANC CORP

[Subject to Shareholder Adoption – April 21, 2015]

AMENDED AND RESTATED

CODE OF REGULATIONS

OF

FIRST CITIZENS BANC CORP

[Subject to Shareholder Adoption – April 21, 2015]

ARTICLE I

Offices

Sec tion 1. Principal Office. The principal office of the Corporation shall be at such place in the City of Sandusky, Ohio, as may be designated from time to time by the Board of Directors.

Section 2. Other Offices. The Corporation shall also have offices at such other places without, as well as within, the State of Ohio, as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held between the hours of 8:00 a.m. and 5:00 p.m. on the third Tuesday of April of each year, but if a legal holiday, then on the next business day following, or at such other time as may be fixed by the Board of Directors.

Section 2. Special Meetings. Special meetings of the shareholder may be called at any time by the Chairman of the Board of Directors, the President, a majority of the Board of Directors acting with or without a meeting, or shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of the Corporation.

Section 3. Place of Meetings. Meetings of shareholders shall be held at the main office of the Corporation unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

Section 4. Notice of Meetings. Unless waived, notice of each annual or special meeting shall be given in accordance with applicable law to each shareholder of record (a) as of the day next preceding the day on which notice is given or (b) if a record date thereof is duly fixed, of record as of said date. Notice of such meeting shall be given or mailed, postage prepaid, at least seven (7) and not more than sixty (60) days prior to the date of the meeting. If mailed, it shall be directed to a shareholder at his address as the name appears upon the records of the Corporation.

All notices with respect to any shares of record in the names of two or more persons may be given to whichever of such persons is named first on the books of the Corporation, and notice so given shall be effective as to all the holders of record of such shares.

Every person who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein, shall be bound by every notice in respect of such share which, prior to his name and address being entered upon the books of the Corporation as the registered holder of such share, shall have been given to the person in whose name such share appeared of record.

Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

Section 6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and a meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

Section 7. Advance Notice of Shareholder Proposals. At any annual meeting of shareholders, proposals by shareholders shall be considered if advance notice thereof has been timely given as provided in this Section 7 and such proposals are otherwise proper for consideration under applicable law, the Articles of Incorporation of the Corporation and these Regulations. Notice of any proposal to be presented by any shareholder shall be given in writing to the Secretary of the Corporation and received at the Corporation’s principal executive offices, not less than 60 nor more than 90 days prior to the shareholder’s meeting; provided, however, that in the event that less than 75 days’ notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder’s intent to make such proposal must be received by the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was given or such public disclosure was made. Any shareholder who gives notice of any such proposal shall deliver therewith (a) the text of the proposal to be presented, (b) a brief written statement of the reasons why such shareholder favors the proposal, (c) such shareholder’s name and record address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder, and (d) any material interest of such shareholder in the proposal (other than as a shareholder). The person presiding at the meeting in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice under this Section 7 has not been given. No proposals by shareholders shall be considered at any special meeting of shareholders unless the special meeting was called for the purpose of considering such proposal. If, pursuant to law or rule of the Securities and Exchange Commission, the Corporation is required to set forth a proposal of a shareholder in its proxy statement, the provisions of such law or rule, to the extent applicable, shall prevail over any conflicting provisions of this Section 7 with respect to that shareholder’s proposal.

Section 8. Action Without Meeting. Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting of the shareholders held for such purpose. Such writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE III

Directors

Section 1. Number and Term. The property, business and affairs of the Corporation shall be managed and controlled by the Board of Directors, no member of which shall be of the age of seventy-five (75) years or more on the date of his or her election, or the date of his or her appointment in the event of such appointment to fill a vacancy on the Board of Directors; provided, however, that such age qualification shall not apply to any person who may be serving as a member of the Board of Directors on April 14, 1997. The number of directors of the Corporation shall not be less than five nor more than twenty-five, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in these Regulations, the term “whole Board” means the total number of directors which the Corporation would have if there were no vacancies.

Members of the Board of Directors shall be elected each year at the annual meeting of stockholders to a one-year term. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, and any directors so chosen shall hold office until the next election of the directors and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2. Nominations. Nominations of persons for election to the Board of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at a meeting of stockholders by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2 of Article III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 14 days nor more than 50 days prior to the meeting; provided, however, that in the event that less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed no later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, but in no event shall such timely notice of stockholder nomination be received by the Secretary of the Corporation less than seven (7) days prior to the stockholder meeting. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposed to nominate for the election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, and (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and the defective nomination shall be disregarded.

Section 3. Removal. Any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of a majority of the shares then entitled to vote at the election of directors. Notwithstanding the above, if, in the event of any proposed business combination transaction, as defined in Article Eighth of the Articles of Incorporation, the affirmative vote of eighty percent (80%) shall be required to remove any or the entire Board of Directors.

ARTICLE IV

Meetings and Compensation of Directors

Section 1. Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders’ meeting at which directors are elected, or within ten (10) days thereafter, and notice of such meeting need not be given.

The Board of Directors may, by by-laws or resolution, provide for other meetings of the Board.

Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors, President, a Vice President, or any two members of the Board.

Notice of any special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the date on which the meeting is to be held, or shall be given to him in any other manner permitted by applicable law within the time limits specified in such law. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if duly waived by him whether before or after such meeting is held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat.

Meetings of the Board shall be held at the office of the Corporation, or at such other place, within or without the State of Ohio, as the Board may determine from time to time and as may be specified in the notice thereof. Meetings of the Board of Directors may also be held by the utilization of simultaneous telephonic communications linking all directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the Corporation.

Section 2. Quorum. A majority of the Board of Directors serving in such capacity shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting until a quorum shall be present.

Section 3. Action Without Meeting. Any action may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

Section 4. Compensation. The compensation of directors~~, as such, shall not receive any salary for their services, but by resolution of a majority of the stockholders entitled to vote for the election of directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board~~ shall be fixed by the Board of Directors from time to time; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable; additional compensation may be allowed to directors for special services rendered as the Board may deem reasonable.

Section 5. By-Laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.

ARTICLE V

Committees

Section 1. Executive Committee. The Board of Directors of the Corporation may form an Executive Committee of the Board of Directors and designate at least three of its members to constitute the members of such Executive Committee. The Board of Directors may also designate one or more of its members to be alternate members of the Executive Committee to take the place of any absent member or members at any meeting of the Executive Committee. The Executive Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, except that the Executive Committee shall not have the power or authority to fill vacancies in the Board of Directors or in any committee of the Directors.

Section 2. Other Committees. The Board of Directors may by resolution provide for such standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as it may provide.

ARTICLE VI

Officers

Section  1. General Provisions. The Board of Directors shall elect a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and Treasurer, and, in its discretion, a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these Resolutions to be executed, acknowledged or verified by two or more officers. If no such Chairman of the Board is elected by the Board of Directors, the President of the Corporation shall act as presiding officer of the Corporation. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistance officers as it may determine. The President and the Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors.

Section  2. Term of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the reorganization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified.

The Board of Directors may remove any officer at any time, with or without cause, by a majority vote.

A vacancy in any office, however created, may be filled by the Board of Directors.

ARTICLE VII

Duties of Officers

Section 1. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors or by the Ohio Revised Code.

Section 2. Vice Chairman of the Board. The Vice Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and the Board of Directors, in the absence of the Chairman of the Board. The Vice Chairman shall have such powers and duties as may be prescribed by the Board of Directors, or prescribed by the Chairman of the Board, or the Ohio Revised Code.

Section 3. President. The President shall be the chief executive officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of or if a Chairman of the Board shall not have been elected or a Vice Chairman shall not have been elected, the President shall preside at meetings of the shareholders and Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature; and shall have all the powers and duties prescribed by the Ohio Revised Code and such others as the Board of Directors may from time to time assign to him.

Section 4. Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these regulations or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the Corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the President. Any one or more of the Vice Presidents may be designated as an “Executive Vice President”.

Section 5. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes, and other instruments executed by the Corporation requiring his signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors and file all reports to States, to the Federal Government, and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or by the President.

Section 6. Treasurer. The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his term of office, shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.

The Board of Directors may, from time to time, authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.

Section  8. Duties of Officers may be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE VIII

Indemnification

The Corporation shall indemnify, to the full extent permitted or authorized by applicable law, as it may from time to time be amended, any person made or threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director~~,~~ or officer ~~or employee~~ of the Corporation, or is or was serving at the request of the Corporation as a director~~, trustee,~~ or officer~~, or employee~~ of a bank, or other corporation, partnership, joint venture, trust or other enterprise, provided, however, that such person has acted in good faith and in a manner that the person reasonably believed to be in and not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, such person has no reasonable cause to believe his or her conduct was unlawful, and provided further that the Corporation shall not indemnify a person with respect to such person’s willful misconduct. As a condition precedent to the indemnification provided by this Article VIII, the person to be indemnified must first: (1) promptly notify the President or the Secretary of the Corporation of any actual or potential action, suit or proceeding; and (2), except with respect to a criminal proceeding, authorize and permit the Corporation, in its sole discretion, to choose any legal counsel to defend and otherwise handle the action, suit or proceeding and matters related thereto (including, but not limited to, any counterclaims, cross-claims and defenses); and (3), except with respect to a criminal proceeding, permit the Corporation to assume total, complete and exclusive control of the action, suit or proceedings and all proceedings and matters related thereto (including, but not limited to, any counterclaims, cross-claims and defenses); and (4), in all respects, cooperate with the Corporation and its counsel in the defense and/or settlement of the action, suit or proceeding and in the prosecution and/or settlement of any counterclaims, cross-claims and defenses. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles of Incorporation of the Corporation or these Regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX

Certificates for Shares

Section 1. Form and Execution. Certificates for shares shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be executed in the manner provided by applicable law and shall certify the number and class of shares held by the shareholder in the Corporation, but no certificates for shares shall be delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be a facsimile, or engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the Corporation until the previous certificates, if any, given for the same shall have been surrendered and canceled.

Section 2. Lost, Mutilated or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof, upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion may refuse to issue such new certificates until the Corporation has been indemnified by a final order or decree of a court of competent jurisdiction.

Section 3. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner thereof for all purposes and have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

ARTICLE XI

Amendments

These Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds (2/3) of the voting power on such proposal.